Exhibit 10.52

SOLICITATION/CONTRACT/ORDER FOR COMMERCIAL ITEMS	1 REQUISITION NUMBER 5420-03-0101
2 CONTRACT NO	3 AWARD/EFFECTIVE DATE	4 ORDER NO	5 SOLICITATION NO.	6 SOLICITATION ISSUE DATE
0600-03-60012	January 1, 2003	SSA-RFP-03-0503	07/29/02

7. FOR SOLICITATION INFORMATION CALL	a NAME Tammy McLeod	b TELEPHONE NO (No collect calls) (410) 965-1284	8 OFFER DUE DATE [ILLEGIBLE]
9 ISSUED BY: Social Security Administration Office of Acquisition & Grants 1710 Gwynn Oak Avenue Baltimore, MO 21207	CODE	00800	10 THIS ACQUISITION IS UNRESTRICTED SET ASIDE FOR ☐ SMALL BUSINESS ☐ SMALL DISADV BUSINESS ☒ 8(A) SIC NAICS code 501512 SIZE STD. $10.5 million	11 DELIVERY FOR NON [ILLEGIBLE] UNI FSS BLOCK IS MARKED ☒ SEE SCHEDULE	12 DISCOUNT TERMS
☐ 13a THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 700)

13b RATING

14 METHOD OF SOLICITATION
☐RFQ	☐ IFB	☒ RFP

15 DELIVER TO	CODE	16 ADMINISTERED BY	CODE	[ILLEGIBLE]
Office of Acquisition & Grants 1710 Gwynn Oak Avenue Baltimore, MD 21207

17a	CONTRACTOR/OFFEROR	CODE	FACILITY CODE	18a PAYMENT WILL BE MADE BY	CODE
Paragon Systems, Inc. 3317 Triana Boulevard, SW Huntsville, AL 35805	Social Security Administration Office of Finance Post Office Box 47 Baltimore, MD 21235
☐ 17b CHECK IF REMITTANCE IS DIFFERENT AND PUT SUCH ADDRESS IN OFFER	18b SUBMIT INVOICES TO ADDRESS SHOWN IN BLOCK 18a. UNLESS BLOCK BELOW IS CHECKED ☐ SEE ADDENDUM
19. ITEM NO.	20. SCHEDULE OF SUPPLIES/SERVICES	21 QUANTITY	22 UNIT	23 UNIT PRICE	24 AMOUNT
A-1	Armed Guard Services	12	MO	*	*

A-6(a)	Additional Services Supervisory Non-Supervisory	20 80 20 80	HRS HRS HRS HRS	* * * *	* * * *

25 ACCOUNTING AND APPROPRIATION DATA	26 TOTAL CONTRACT AMOUNT
4005413 2003 2541 2838704	*

27a SOLICITATION INCORPORATES BY REFERENCE FAR 52.212-1 52 212-4 FAR 52212-3 AND 52.212-5 ARE ATTACHED ADDENDA	☐ ARE	☐ ARE NOT ATTACHED
☒ 27b CONTRACT/PURCHASE ORDER INCORPORATES BY REFERENCE FAR 52 212-4 FAR 52.212.5 ATTACHED	☒ ARE	☐ ARE NOT ATTACHED

28 ☒ CONTRACTOR IS REQUIRED TO SIGN THIS DOCUMENT   AND RETURN   [ILLEGIBLE] COPIES TO ISSUING OFFICE CONTRACTOR AGREES TO FURNISH AND DELIVER ALL ITEMS SET FORTH OR OTHERWISE IDENTIFIED ABOVE AND ON ANY ADDITIONAL SHEETS SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED HEREIN

29 ☒ AWARD OF CONTRACT REFERENCE PROPOSED OFFER [ILLEGIBLE] YOUR OFFER ON SOLICITATION [ILLEGIBLE] INCLUDING ANY ADDITIONS OR CHANGES WHICH [ILLEGIBLE] HEREIN IS ACCEPTED TO ITEMS A-1 THROUGH A-6
30a SIGNATURE OF OFFEROR/CONTRACTOR	31a UNITED STATES OF AMERICA (SIGNATURE OF CONTRACTING OFFICER)
/s/ Charles Keathley
30b NAME AND TITLE OF SIGNER (TYPE OR PRINT)	30c DATE SIGNED	31b NAME OF CONTRACTING OFFICER (TYPE OR PRINT)	31c DATE SIGNED
CHARLES KEATHLEY PRES.	12/27/02	TAMMY M. McLEOD

32a QUANTITY IN COLUMN 21 HAS BEEN	33 SHIP NUMBER	34 VOUCHER NUMBER	35 AMOUNT VERIFIED CORRECT FOR
☐ RECEIVED	☐ INSPECTED	☐ ACCEPTED AND CONFORMS TO THE CONTRACT, EXCEPT AS NOTED	☐ PARTIAL
32b SIGNATURE OF AUTHORIZED GOVT REPRESENTATIVE	32c DATE	36 PAYMENT	37 CHECK NUMBER
☐ COMPLETE	☐ PARTIAL	☐ FINAL

38 S/R ACCOUNT NO	39 S/R VOUCHER NO	40 PAID BY
42a RECEIVED BY (Print)
41a I CERTIFY THIS ACCOUNT IS CORRECT AND PROPER FOR PAYMENT	42b RECEIVED AT (Location)

41b SIGNATURE AND TITLE OF CERTIFYING OFFICER	41c DATE	42c DATE REC’D (YY/MM/DD)	42d TOTAL CONTAINERS

AUTHORIZED FOR LOCAL REPRODUCTION Computer Generated	SEE REVERSE FOR OMB CONTROL NUMBER AND PAPERWORK STATEMENT	STANDARD FORM 1449 (10-95) Prescribed by GSA- FAR(48 CFR) 53 213

* Confidential portions omitted and filed separately with the Securities and Exchange Commission.

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PART I – ADDENDUM TO STANDARD FORM 1449

In accordance with Federal Acquisition Regulation (FAR) 12.302 and 12.303, this addendum to the Standard Form (SF) 1449 provides for continuation of the schedule and description of the supplies/services to be acquired.

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Section A – Prices/Costs

The Contractor shall furnish all management, supervision, acceptable and qualified guard force personnel, materials, equipment, and transportation necessary to provide Armed Guard Services at the Social Security Administration (SSA), Southeastern Program Service Center (SEPSC), 2001 12th Ave North, Birmingham, Alabama 35285 in accordance with the requirements specified herein at the firm-fixed prices set forth below. Prices are subject to change only as a result of increases/decreases in the prevailing wage determination as Issued by the Department of Labor.

A-l          BASE YEAR – January 1, 2003 – December 31, 2003

QUANTITY	UNIT	UNIT PRICE	TOTAL AMOUNT

12	MO		*

A-2         OPTION YEAR I – January 1, 2004 – December 31, 2004

QUANTITY	UNIT	UNIT PRICE	TOTAL AMOUNT

12	MO		*

A-3         OPTION YEAR II – January 1, 2005 – December 31, 2005

QUANTITY	UNIT	UNIT PRICE	TOTAL AMOUNT

12	MO		*

A-4         OPTION YEAR III – January 1, 2006 – December 31, 2006

QUANTITY	UNIT	UNIT PRICE	TOTAL AMOUNT

12	MO		*

A-5         OPTION YEAR IV – January 1, 2007 – December 31, 2007

QUANTITY	UNIT	UNIT PRICE	TOTAL AMOUNT

12	MO		*

* Confidential portions omitted and filed separately with the Securities and Exchange Commission.

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A-6         ADDITIONAL SERVICES

Additional services are intended to be used to satisfy the Government’s short-term recurring needs for service.  Examples of additional services may include (but not be limited to) gates can’t be closed and would need to post guard until repair is completed, or, limited coverage on Sunday may be needed. Additional services shall only be performed at the direction of the Project Officer or the Contracting Officer.

With the exception of emergency services, a written directive from the Project Officer (or designee) must always be issued to the Contractor prior to initiating or instituting any additional services work.  In the event of an emergency, verbal direction may be issued to the Contractor, with a confirming written order being issued within 3 Government workdays from the date of the emergency.

The Contractor shall be reimbursed for additional services at the hourly rates set forth below.  The Contractor shall provide the additional services at the fixed hourly price set forth below.  Note that this funding allocation is only an estimate of the requirement and is not necessarily purchased by the contract.  The Government may, however, unilaterally increase this amount in any period of performance if necessary.  Any unused funds shall not accumulate/“roll over” from one contract year to the next.  The Contractor may be authorized to perform additional services in accordance with the procedures set forth above.

a.             Base Year (01/01/03 – 12/31/03)

Monday – Friday
Supervisory	20 hours @	*	p/hour.

Saturday/Sunday
Supervisory	80 hours @	*	p/hour.

Monday – Friday
Non-Supervisory	20 hours @	*	p/hour.

Saturday/Sunday
Non-Supervisory	80 hours @	*	p/hour.

* Confidential portions omitted and filed separately with the Securities and Exchange Commission.

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b.             Option Year I (01/01/04 – 12/31/04)

Monday – Friday
Supervisory	20 hours @	*	p/hour.

Saturday/Sunday
Supervisory	80 hours @	*	p/hour.

Monday – Friday
Non-Supervisory	20 hours @	*	p/hour.

Saturday/Sunday
Non-Supervisory	80 hours @	*	p/hour.

c.             Option Year II (01/01/05 – 12/31/05)

Monday – Friday
Supervisory	20 hours @	*	p/hour.

Saturday/Sunday
Supervisory	80 hours @	*	p/hour.

Monday – Friday
Non-Supervisory	20 hours @	*	p/hour.

Saturday/Sunday
Non-Supervisory	80 hours @	*	p/hour.

d.             Option Year III (01/01/06 – 12/31/06)

Monday – Friday
Supervisory	20 hours @	*	p/hour.

Saturday/Sunday
Supervisory	80 hours @	*	p/hour.

Monday – Friday
Non-Supervisory	20 hours @	*	p/hour.

Saturday/Sunday
Non-Supervisory	80 hours @	*	p/hour.

* Confidential portions omitted and filed separately with the Securities and Exchange Commission.

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e.             Option Year IV (01/01/07 – 12/31/07)

Monday – Friday
Supervisory	20 hours @	*	p/hour.

Saturday/Sunday
Supervisory	80 hours @	*	p/hour.

Monday – Friday
Non-Supervisory	20 hours @	*	p/hour.

Saturday/Sunday
Non-Supervisory	80 hours @	*	p/hour.

* Confidential portions omitted and filed separately with the Securities and Exchange Commission.

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Section B – Description of Supplies or Services

B-l          GENERAL OBJECTIVE

The objective of this contract is to obtain armed guard/security services at the Social Security Administration (SSA), Southeastern Program Service Center, 2001 12th Ave., North, Birmingham, Alabama 35285.  The Contractor must maintain a secure environment in which citizens and Government employees can conduct business with confidence.

B-2         GENERAL REQUIREMENTS

a.             The Contractor shall furnish all management, supervision, qualified guard force personnel, materials, equipment, and transportation necessary to provide armed guard services in accordance with the requirements specified herein.

b.             Qualified Guard Force Personnel: Those personnel meeting all uniform, appearance, standards of conduct, security, requirements for handling of firearms, training requirements, and other personnel qualifications set forth herein or as required by the Federal Government, State of Alabama and industry for this type of work.

c.             All guard force personnel shall: deter and report damage, pilferage, removal, secreting, misuse, larceny, theft, or other improper or unlawful threats to, or disposition of, Government or personal property; discover and detain persons attempting to gain unauthorized access to the property or secured areas; be in full uniform and ready to begin work promptly at the start of their shift; and, remain on the job in full uniform until the end of the full tour of duty.

d.             The Contractor shall comply with the requirements of: (1) the contract, (2) Post Orders, and (3) the Security Officer’s Duty Book.  In the event of an inconsistency, the contract takes precedence over other documents.

e.             The Contractor shall be responsible for providing continuous coverage of the facility (24 hours per day, 7 days a week, 365 days per year) as outlined in Exhibit E-3, Post Hours and Location.

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B-3         DEFINITIONS

Armed Guard – A guard licensed by the Sate of Alabama to carry a firearm.

Mobile Patrol – Involves a roving patrol to outlying buildings using the Contractor’s vehicles dedicated to this contract.

B-4         TASKS

Services shall include, but not be limited to, the following:

a.             Entrance Control Post:  Operate and enforce a system of personnel identification (i.e. checking security badges, proper visitor entrance procedures, etc.).  Deter and report unauthorized personnel or vehicular entry into areas designated by Post Orders.  Perform package inspection at the duty post when directed to do so by the Post Order.

b.             Roving Patrol Post:  Conduct patrols in accordance with routes and schedules established in the Post Orders. Roving patrols will only be utilized for those duties or functions identified within the contract, post orders, special orders and special instructions in the Security Officer’s Duty Book,

c.             Traffic Control:  Direct traffic (vehicle and pedestrian), control parking, issue courtesy violation notices, etc., as prescribed by Post Orders.

d.             Control, Issuance and Storage of Keys:  Receive, issue, secure, and account for all keys issued to the Contractor. (Refer to B-9)

e.             Security and Fire Systems:  Monitor and operate building fire alarm and intrusion detection systems and other protection devices.  Endeavor to prevent the occurrence of fires or other breaches to security.  In such an event, summon appropriate response personnel, assist in minimizing the effects thereof, and assist in restoring the area to a safe condition.

f.              Utility Systems:  When required by written instructions from the Government Project Officer (or his/her designee), perform minor operations and/or record data in connection with the operations of the building utility systems, e.g.,

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turn on and turn off electrical lighting, automatic doors, elevators, etc.  In emergencies, deactivate water flow valves, gas valves, and electrical circuits as identified by the Project Officer.

g.             Building Rules and Regulations:  Observe building occupants and visitors for compliance with posted rules and regulations.  Deter and report violations of the posted building rules and regulation.

h.             Lost and Found:  When directed by the Project Officer, receive, and store lost articles pending disposition.  The security guard shall be fully responsible for items in his/her possession.

i.              Law and Order:  Maintain law and order within the areas of assignment.  Safeguard personnel, deter the commission of crimes against persons, summon appropriate response forces and assist those response forces as required.

j.              Hazardous Conditions:  Report daily in accordance with procedures in the Security Officer’s Duty Book, concerning potentially hazardous conditions and items in need of repair, including but not limited to, inoperative lights, leaky faucets, toilet stoppages, broken or slippery floor surfaces, etc.

k.             Injury or Illness:  Obtain professional assistance in accordance with procedures outlined in the Officer’s Duty Book in the event of injury or illness to Government employees or others while in the building or on the grounds.

1.             Flying the United States Flag:  The United States Flag (and other flags as authorized) shall be flown as directed (PBS P 5930.17A, Ch 22). No deviations are permitted unless authorized by the Project Officer.

m.            Additional Duties:  Turn off unnecessary lights, check safes, lock type repositories, and cabinets, close windows, open and secure doors and gates, etc.

n.             Reports and Records:  Prepare required reports on accidents, fire, bomb threats, unusual incidents and unlawful acts and provide these reports to the officials specified by the Project Officer.  Provide proper documentation of all incidents and investigations.

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o.             Line Scan 110:  Scan all incoming mail (Post 12 Loading Dock Guard.)  NOTE: Only those personnel trained on the proper operation of the x-ray equipment may be assigned to this post. Both the Government and the Contractor may provide on-the-job training on this equipment.

p.             Receive Complaints:  The Contractor shall receive complaints from any person concerning security, safety, or law enforcement within the Government’s jurisdiction.  Such complaints shall be promptly reported to the appropriate authority for resolution and disposition.

q.             Required Uniform & Equipment for Post:  The guards must have uniform accoutrements to include pistol belt, holster, weapon, ammunition, flashlight, handcuffs, security badge, proximity card (if required), proper shoes, whistle, gloves (if required), pen and pad.

r.              Weapon Safety Procedures:  Guards will load and unload weapons only at specified locations.  Weapons will always be holstered and the strap properly secured to prevent accidental removal.  Guards will refrain from any type of horseplay in the area where weapons are being loaded and unloaded.  The weapon will NEVER be removed from the holster except when the use of a weapon would be authorized to prevent death or serious bodily harm to the guard or personnel and property they are responsible for guarding.

s.             Operable Patrol Vehicle:  The Contractor shall provide all required vehicles necessary to perform this contract. Vehicles shall comply with the criteria listed in Section B-11(e) of this Statement of Work.

t.              Supervisory and Non-Supervisory Personnel:  The Contractor shall provide the required supervisory and non supervisory personnel as described in B-14 of this Performance Work Statement.

u.             Deficient Performance:  The Contractor shall comply with the terms and conditions of this contract and applicable rules and regulations of the Contract Guard Information Manual (CGIM) (Exhibit E-7).  Equipment and uniforms shall not be defective; appearance shall be satisfactory; weapons shall be clean, etc.

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B-5         STANDARD OPERATING PROCEDURES

The Contractor shall maintain a current copy of the Standard Operating Procedures (SOP) at the central control point.  The “Security Officer’s Duty Book (Duty Book)” shall be considered as the SOP.

The “Duty Book”, which is furnished by the Government, will contain the minimally acceptable requirements for all posts, including emergency procedures.  A current copy of the Duty Book shall also be maintained at each guard post and shall contain only those items of duty instructions pertinent to that specific post.  Security Officer’s Duty Books shall not be removed from Government premises or reproduced or copied in any manner unless properly authorized, in writing, by the Project Officer,

The “Security Officer’s Duty Book” will consist of the following documents:

a.             Rules and Regulations Governing Public Building and Grounds (FPMR 41 CFR 101-20-3).

These rules and regulations are posted in all buildings under the charge and control of SSA and are applicable to all persons entering in or on any such property.

b.             Contract Guard Information Manual.

Recommended minimum course of instruction in which all armed guard services employees should be trained and tested. (See Exhibit E-7).

c.             Post Order Form SSA 4071-U3.

Post Orders are prepared by the Government Project Officer for each post on all applicable shifts.  The Post Orders define the minimally acceptable tasks to be performed at each post, including the required hours of coverage.  The Project Officer may modify and/or revise Post Orders to change required coverage time (start and stop times and post locations providing the change has no impact on the Contractor’s cost.)  Such changes will not require modification to the basic contract.  Changes which increase or decrease the total number of work-hours required; increase or decrease the amount of equipment, supplies,

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etc.; or otherwise affect the Contractor’s cost will be made only by the Contracting Officer through a written modification to the contract.

d.             Occupant Emergency Program Guide and Emergency Instructions.

Outlines minimally acceptable actions to be followed under emergency or other unusual situations and/or conditions.

e.             General Information.

This section contains general information such as memoranda, general orders, and notices which are published by the Project Officer or the Office of Protective Security Services (OPSS), and pertain to all guard posts - fixed or mobile.  These guidelines will be provided as the need arises and will be applicable upon issuance.

f.              Special Orders

Special orders are those instructions/directives published by the Agency and are valid for sixty (60) days or longer. They are directive in nature and can pertain to a single guard post, multiple guard posts, or an entire complex’s security program.  Their content will dictate in which category they belong.  They will be issued as the need arises and will be applicable upon issuance.

g.             Special Instructions

Special instructions apply to transitory information and/or instructions designated for a specific post(s).  These instructions will have an effective time limit of sixty (60) calendar days or less.  Sample items of this paragraph are one-time entry notices, telephone call authorizations, notices concerning meetings, special events, or temporary security officer functions.  Such instructions will be issued by the Project Officer as circumstances dictate.

B-6         MANAGEMENT

The Contractor shall manage the total work effort associated with the guard services required herein to assure fully acceptable and timely completion of these services.  Such management includes, but is not limited to: planning, scheduling, training and testing employees, report preparation,

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establishing and maintaining records, and quality control.  The Contractor shall provide staff with the necessary management expertise to assure the performance of the required work.

The Contractor shall implement all necessary scheduling and personnel/equipment control procedures to ensure timely and efficient accomplishment of all guard services requirements set forth herein.

B-7         SUPERVISION/GUARDMOUNTS

a.             The Contractor shall provide on-site supervision of employees at all times that a post is manned.  Supervisors shall ensure that each post is manned as required, that employees are properly uniformed and present a neat appearance, and that each employee is familiar with their post and duties.  Such supervision shall include an informal “guardmount” at the start of each shift during which personnel shall be assembled for inspection, arming, announcements, and a general transfer of information from one shift’s personnel to the next. This is in addition to the time required for posting and relief of personnel.

b.             The Contractor’s supervisory personnel shall be available at all times to receive and implement orders or special instructions from the Project Officer concerning matters which affect the operation, protection and/or security of assigned areas.

c.             The Contractor’s on-site supervisor (s) shall not hold the position of an on-duty guard except in emergency situations.

B-8         SERVICE DURING EMERGENCIES AND EXTRAORDINARY OCCURRENCES

a.             Service During Emergencies:

In case of an emergency condition requiring immediate attention, the shift supervisor shall divert uniformed personnel from their normal assigned duties to respond to the emergency condition and summon appropriate assistance as may be required in the Occupancy Emergency Plan (OEP). Immediately notify the appropriate Government Official of the action taken.  No additional cost shall be charged the Government for the diversion, and the Contractor shall not be penalized for the normal daily work not done which may be rescheduled as a result of the unanticipated emergency.

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Incidents of this nature shall be reported in accordance with procedures outlined in the Security Officer’s Duty Book.

b.             Extraordinary Occurrences:

Contract employees shall perform other functions as may be necessary in the event of situations or occurrences such as civil disturbances, attempts to commit espionage, sabotage or other criminal acts adversely affecting the security and/or safety of the Government, its employees, property and the general public lawfully in the building or on the grounds under the control of the Government.

c.             Contractor Directed Diversions:

Except for emergency conditions, the Contractor shall not divert roving patrol personnel from their prescribed schedules without the prior approval of the Project Officer.  In instances where verbal deviation approval is given by the Project Officer, all pertinent facts concerning the deviation shall be recorded in an incident report and forward to the Project Officer within three (3) work hours of the approval.

d.             Assigning Personnel - The Contractor shall ensure that, at a minimum, any personnel assigned to work during an emergency situation meet the standards of acceptance as set forth in the contract.

B-9         KEY/COMBINATION CONTROL

The Contractor shall receive, secure, issue, and account for all keys or combinations issued for access to buildings, offices, equipment, gates, etc. for the purposes of this contract. Within forty-eight (48) hours’ of the start of the contract, the Contractor shall sign a receipt for all keys/combinations issued by the Government.  The Contractor shall maintain records, to be made available to the Government upon request, that show how many keys are in existence, in whose possession they are, and who has knowledge of and/or access to combinations.  Keys shall not be duplicated without the Project Officer’s approval.

Contractor must establish and implement methods for ensuring that keys are not lost or misplaced.  Contractor must not duplicate keys issued by the Government.  Contract must report lost or stolen keys to the Project Officer immediately.

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Contractor is responsible for all cost associated with replacing keys and/or affected lock or locks. Contractor must prohibit use of keys by any persons other than Contractor personnel.

B-10       WORK SCHEDULING

a.             General:  The criteria for establishing work schedules and the requirements for contract relief periods and for starting and stopping work are contained in the “Post Hours and Location”, (See Exhibit E-3) and the Post Orders in the Security Officer’s Duty Book.  Personnel assigned to relieve security officers for scheduled breaks (such as lunches, rest breaks, etc.) shall be at the expense of the Contractor.

b.             Work Scheduling in Emergency Situations:  In the event of a Government-declared emergency due to a disaster (natural or man-made), conditions may require reversion from a normal three relief posture to a two relief posture of twelve (12) hour relief.  The reversion would remain in effect for the duration of the declared emergency or until replacement by additional assistance.  Work power retrieved from implemented twelve (12) hour relief would be diverted to critical OEP positions.

c.             Consideration of Work Hours:  The Government has a genuine concern for the safety of guard service employees to include the personnel and property they are tasked to protect should they be required to work more than twelve (12) consecutive hours on services of this nature, whether under one or more contracts (either government or non-government.) Their ability to be alert and complete all required tasks could be deteriorated, thereby diminishing the security protection required by the contract. Therefore, the Contractor should be aware of this concern and exercise prudent judgement when assigning personnel to the contract. The Government is aware that there may be times when this limitation may be beyond the control of the Contractor, i.e. weather conditions, natural/man-made disasters, etc., which would prevent the next shift from getting to the building.

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d.             Monthly Work Report:  For each month of contract performance, the Contractor shall submit the following reports:

1.             Report of Anticipated Coverage:  Within fifteen (15) calendar days after award of the contract, and monthly thereafter (at least 3 government workdays prior to the start of every month), the Contractor shall submit a monthly work schedule report (in any format deemed appropriate by the Contractor) to the Project Officer. Such schedule shall include, at a minimum:

•              Company name and contract number;

•              the period covered;

•              the post numbers;

•              the number of personnel per post;

•              the name(s) of the employees scheduled to cover the post; and

•              the specific hours of the day each person will be assigned to the post.

•              Relief employees shall also be included.

•              Report should be signed by authorized company representative.

2.             Report of Actual Coverage:  Within three (3) government workdays following the last day of the previous month, the Contractor shall provide the Project Officer with a report of the hours worked during the period being reported. The Contractor may utilize the same report as required in 1 above, with appropriate annotations/changes which will enable the Project Officer to verify the services provided.

3.             These reports, in conjunction with the SSA Form 4072 sign-in/sign-out sheets (Reference C-4.15) will be used by the Government to verify compliance with the contract’s onsite requirements. Services must be substantiated before the Project Officer can approve payment of invoices. Therefore, payment will not be made for any month for which the Project Officer has not received the required reports and cannot verify that contract requirements were met.

e.             Failure to provide the required coverage of supervisory or non-supervisory armed guard personnel may result in a deduction of payment as outlined in Section C-4.12(5).

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B-ll                 CONTRACTOR-FURNISHED EQUIPMENT

a.             COMMUNICATIONS EQUIPMENT:

The Contractor shall furnish all necessary radio transceiver communications equipment so that each employee on duty may be contacted by the Contractor’s control center operator and/or shift supervisors.

1.             Each on duty security officer shall have an operational, two (2) frequency, portable handi-talkie radio and other related accessories (carry case, etc.).

2.             Within five (5) workdays following the start of contract performance, the Contractor shall provide the following to the Project Officer: one (1) operational two (2) frequency, portable handi-talkie with two (2) nickel-cadmium batteries, one portable desk top rapid rate, single unit charger and carrying case.

3.             The Contractor shall provide sufficient rapid charge, nickel-cadmium batteries and rapid rate chargers to ensure continuous operation of all handi-talkie radios while in use on duty for this contract site.

4.             The Contractor shall, in accordance with applicable Federal Regulations, obtain all permits for the operation of such radio equipment over Government-identified frequencies. (Reference Section B-15(b)).

b.             FIREARMS AND AMMUNITION

The Contractor shall furnish and maintain in good operating condition the following.  NO OTHER TYPE OF FIREARM OR AMMUNITION WILL BE ALLOWED.

1.             Semiautomatic pistols or revolvers with the following minimum specifications:

•              Magazine or cylinder capacity; 6 rounds minimum

•              Barrel length; 4-inch minimum, 6-inch maximum

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2.             Ammunition requirements:

•              Minimum is fully loaded weapon with two reloads

•              Ball ammunition in caliber for weapon used as specified above.

c.             UNIFORMS

While on duty, all guard force personnel shall wear a complete uniform of the type prescribed below so that a favorable public image is presented.  Shoes shall be shined and all items of clothing shall fit well and be clean, neat, and pressed, if appropriate.  The uniform’s color(s) shall be the same as that in general use by large guard or police organizations in the United States.  All employees shall wear the same color and style of uniform.  An appropriately lettered breast badge and cap ornament shall indicate the jurisdiction from which authority, if any, is obtained.  Contractor shall comply with uniform requirements as specified in the CGIM.  No other Contractor identification is to be worn or displayed on the uniform.

The Contractor shall furnish uniforms as follows:

•              Shirt

•              Trousers (skirts optional for female employees)

•              Necktie

•              Cap

•              Jacket

•              Name Tag (over left breast pocket)

•              Handcuffs, key, and pouch

•              Flashlight and batteries (producing light equal to or greater than a flashlight with 2 “D” cell batteries)

•              Flashlight holder

•              Inclement weather protection (as needed)

•              Whistle

•              Safety helmets

•              Holster including safety strap (crossdraw and swivel holsters are not authorized)

•              Holster belt

•              Ammunition pouch

Security officers shall not be permitted to provide themselves with any unauthorized supplemental or personal equipment such as chemical agent devices, concealed firearms, knives, pagers, cellular telephone or other such non-standard items.

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d.                   SUPPLEMENTARY EQUIPMENT

1.             The Contractor shall provide supplemental equipment including, but not limited to, pens, notebooks, pencils, etc.

2.             The Contractor shall provide and maintain on-site, an adequate supply of batteries and bulbs for all flashlights, traffic control batons, traffic control apparel, reflective vests, gloves and overshoes, etc.

3.             Infectious Disease Control Equipment:  The Contractor shall provide and maintain on-site an adequate supply of infectious disease control equipment:

•              Protective disposable gloves

•              Plastic bags with sealing ties

•              Disposable handi-wipes (70% isopropyl alcohol).

e.             VEHICLES

1.             The Contractor shall provide all vehicles necessary for the performance of the contract.  For purposes of this contract, the following estimates are provided:

Number of vehicles:  1

Hours of daily usage:  12

Number of days per week:  5

Miles per day:  35

2.             The vehicle(s) shall be a two or four door sedan or pick-up.  Vans are not acceptable.  Each patrol vehicle shall be equipped with a roof-mounted light bar with rotating service light(s) as required by appropriate local, county, state law, marked for identification.  Patrol vehicles shall not be marked with any commercial advertising.

3.             The vehicle(s) shall be kept in safe operating condition at all times with a valid state safety inspection sticker attached if required by state or local code.

4.             All costs for operation and maintenance of the patrol vehicles(s) including license and insurance fees are at the expense of the Contractor.

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5.             Each patrol vehicle(s) shall be equipped with a first-aid kit and a chemical fire extinguisher (10-pound minimum), properly mounted.

6.             In the event a patrol vehicle is temporarily or permanently incurable for more than two (2) hours, an equivalent, fully operational substitute patrol vehicle shall be provided by the Contractor.  A roof-mounted light be shall not be required on the substitute patrol vehicle if the primary is out of service for two (2) days or less (less than 48 hours). Substitute patrol vehicles in service for more than two (2) days (excess of 48 hours) shall be fully equipped, including lights.

7.             All vehicle repairs shall be done off Government property, except for minor work such as changing a flat tire, battery, etc.

8.             Vehicles that are not operable, undergoing maintenance, located at another site, or are otherwise unavailable for immediate use are not acceptable.

9.             Patrol vehicles assigned to the contract shall not be utilized for correct administration functions.

B-12       GOVERNMENT-FURNISHED PROPERTY, SPACE, EQUIPMENT AND SERVICES

The Government will furnish:

a.             Certain administrative forms prescribed for use by the contract employees while on duty.  Copies may be obtained by contacting the Project Officer.

b.             Orientation training as outlined in Section B-16(b), Training.

c.             Building utilities and services will be afforded the Contractor in accordance with established SSA Operational Procedures. This includes the use of concession facilities, when open, restrooms and use of medical facilities when available for emergency purposes only.

d.             Space within the building commensurate with the Contractor’s personnel complement and operational requirements including locker rooms, if available.  Any

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existing equipment such as clothes lockers, tables, benches, chairs, etc., within such furnished space and placed by the Government may be used by the Contractor during the term of the contract provided authorization is received from the Government Project Officer. This property must be kept neat and clean and returned to the Government at the expiration of the contract in reasonably the same condition as received.

e.             If available, space in the building will be made available to the Contractor for training/testing employees and/or for the storage of supplies and the equipment which will be used in the performance of work under the contract. The Contractor shall maintain this space in a neat and orderly condition.  The Government will not be responsible in any way for damage to or loss of the Contractor’s stored supplies, materials, or equipment or of any personal property belonging to the Contractor or its employees.

f.              Space in the building and furniture and furnishings for a supervisor’s office to be used for official business only in the performance of this contract.  Government property shall be used only in direct operation of providing contract services and will not be used in any manner for any personal advantage, business gain, or other personal endeavor by the Contractor or the Contractor’s employees.

g.             Operational radio base station with external antenna.

h.             Use of Government Telephones – The Government will provide telephones and/or telephone services for official contract purposes only.  The Contractor will be responsible for any long distance telephone charges found to be for other than official contract purposes.

i.              Government property shall remain the property of the Government in all respects.  Within ten (10) calendar days upon request of the Contracting Officer, or his representative, the Contractor shall render an accounting of all Government property.  An accounting shall also be submitted at the termination or expiration of the contract period of performance.

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j.              Safeguarding Government Property

                The Contractor shall take all reasonable precautions, as directed by the Government, or in the absence of such direction, or in accordance with sound industrial practices, to safeguard and protect Government property.

k.             Malfunctioning of Government Property

                The Contractor shall be responsible for reporting to the Project Officer the malfunctioning of any Government property or equipment used by the Contractor or its employees.

1.             Government property shall remain so in all respects at all times.

B-13       HANDLING OF FIREARMS

a.             Firearms shall be handled in a safe and prudent manner. Loading and unloading of ammunition and cleaning of firearms shall take place in designated areas only. Unless required in the performance of assigned duties, no firearms shall be removed from the contract site.  When not in use, all firearms shall be stored in a Contractor-provided metal safe or other cabinet that complies with industry standards for storage of firearms. Such cabinet is subject to approval by the Project Officer.

b.             Firearms shall be issued at the beginning of the tour by the shift supervisor.  Firearms shall be returned, inspected and inventoried by the shift supervisor at the end of each tour of duty.

c.             All firearms shall be accounted for on Form SSA 3089-U2, Firearms and Equipment Control Register (to be provided by the Government at time of award.) Shift supervisors and security officers shall make accurate receipt and return entries on the Firearms and Equipment Control Register provided by the Government.

d.             The Contractor shall provide to the Project Officer within five (5) calendar days following award of the contract, a list of serial numbers of the firearms to be used or stored on the premises.  This list shall be kept current and shall be provided to the Project Officer at least every six (6) months.

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e.             The Contractor shall be responsible for providing ammunition for authorized firearms. Each security officer entering on duty, including supervisor(s) shall be issued their standard number of rounds.  Additional rounds must be carried in a cartridge case.

f.              Ammunition shall be inspected and inventoried daily to ensure accountability, and safe and effective use.

g.             Ammunition shall be stored separately in a locked, metal cabinet furnished by the Contractor and approved by the Project Officer.  The cabinet shall remain locked at all times other than when firearms and ammunition are being issued or returned.  The issuance of firearms and ammunition may be implemented only after the storage cabinets and control forms are available for use on the work site.  The Contractor shall be responsible for having the lock on the firearms cabinets changed at least once every six (6) months or more often if warranted.

B-14       CONTRACTOR STAFFING QUALIFICATIONS

a.             Shift and Line Supervisors:  Each supervisor should have a background with a minimum of two (2) years of successful experience in field supervision (civilian community law enforcement, military service law enforcement, or security, commercial, Government, or industrial guard service or security).  The Contractor shall have the prerogative of requesting the approval of an employee without two (2) years of supervisory experience if the Contractor can provide sufficient documentation to support the selection. A record of completion of supervisory training shall be completed for each supervisor and submitted to the PO within seven (7) calendar days after the date of contract award.  The Contractor is responsible to verify that the individuals meet the above requirements.  The supervisor’s resume(s) shall be submitted to the PO for review and approval.

Any reports of a contract manager and/or supervisor not performing his/her duties as specified in this contract will be brought to the attention of the Project Manager by the Project Officer.  It will be the responsibility of the Project Manager to assure that the performance is brought up to the standards set forth in the contract.  However, it is expected as part of the Contractor’s quality control

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operations that this would be immediately corrected by the Contractor with the Contractor notifying the Project Officer that deficiencies have been corrected.

Contract Manager:  The Contractor shall provide a Contract Manager. The term “Contract Manager” means a person designated in writing by the Contractor who has complete authority to act for the Contractor during the term of the contract.

The Contract Manager shall have the authority to accept notices of billing adjustments, inspection reports, and all other correspondence on behalf of the Contractor.  The duties of the Contract Manager shall not be performed by uniformed employees.

Project Manager:  The Contractor shall provide a Key Personnel Resume(s) (See Exhibit E-8) to include the name(s) telephone numbers(s) and address of the Project Manager, in writing, to the CO within seven (7) calendar days after contract award.  The Project Manager must be approved by the Government. The term “Project Manager” means a person designated in writing by the Contractor who has complete authority to act for the Contractor on a day-to-day basis at the work site.  The Project Manager shall not simultaneously perform other supervisory duties under the terms of this contract.

Assistant Project Manager:  The Contractor shall provide Key Personnel Resume(s) (See Exhibit E-8), the name(s), telephone number(s) and addresses of the Assistant Project Manager in writing, to the CO within seven (7) calendar days after contract award.  The Assistant Project Manager must be approved by the Government.  The term “Assistant Project Manager” means a person, designated in writing by the Contractor who has complete authority to act in the absence of the Project Manager for the Contractor on a day-to-day basis at the work site.  The Assistant Project Manager shall not perform other supervisory duties under the terms of this contract.

Management shall be individuals of integrity who display a mature attitude and exercise good judgement.  Each manager must have a background with a minimum of four (4) years of experience in law enforcement, security, military service law enforcement, or a combination of experience with a minimum of five years as supervisor.

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A record of completion of supervisory training shall be completed for each supervisor and submitted to the Project Officer within seven (7) calendar days after contract award.  The Contractor is responsible to verify that the individuals meet the above requirements.

b.             Control Center Personnel:  The Contractor shall provide personnel who have computer skills, the ability to manipulate on-screen data and the programs running the system, basic knowledge of physical security monitoring devices, radio dispatching and telephone communication proficiency, and the ability to make decisions and then communicate/interact with other security personnel during crisis situations.

Within seven (7) calendar days after contract award, the Contractor shall submit the resumes of personnel for the Control Center to the Project Officer for review and approval.

All personnel selected for this position must go through a thirty (30) day on-the-job training session on the Control Center equipment. At the completion of such training, personnel must satisfactorily demonstrate to the Project Officer their proficiency in the operating procedures of the Control Center equipment.  After this training, the individual must pass a test given by the Contractor (test must be approved by the Project Officer) with a score of 70%.  The training for this position, including on-the-job training, is at the expense of the Contractor.  The applicant’s name along with the test should be submitted to the Project Officer for approval before the employee is assigned to the Control Center.  The basis for approval will be the Contractor’s compliance with the Control Center operations.

c.             Physical Fitness:  The Contractor shall develop and maintain a physical fitness program for all guard force personnel assigned to work under the contract.  This program shall be sufficiently comprehensive to ensure employees maintain physical fitness allowing them to continuously meet the physical requirements of their duties.

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d.             All Personnel Assigned to Work on the Contract Shall:

1.             Possess the knowledge and ability to perform all required guard services duties;

2.             Be able to read, write, and speak English;

3.             Have no felony convictions and no convictions that reflect on the individual’s reliability;

4.             Be a citizen of the United States; and

5.             Be at least 21 years of age, or be an honorably discharged veteran.

e.             Health and Physical Requirements:

1.             General Physical Condition:  Guard services employees shall pass a physical examination given by a licensed physician or health care professional prior to assignment and yearly thereafter.  A copy of the written certification from the examining physician shall be provided to the Project Officer upon request. All employees shall be in good general health without physical defects or abnormalities that would interfere with performance of duties.  Each guard services employee shall be able to endure pursuit that may be on foot, require running, jumping, climbing, and/or crawling, followed by physical contact to overpower the violator as necessary.

2.             Diseases:  Individuals shall have no established medical history or medical diagnosis of epilepsy or diabetes, or, where such a condition exists, the individual shall provide medical evidence that the condition can be controlled with proper medication so that the individual will not lapse into a coma or unconscious state while performing assigned guard services duties.  Employees shall be free from any communicable diseases.

3.             Vision:  Distant vision acuity in each eye shall be correctable to 20/30 (Snellen or equivalent) in the better eye and 20/40 in the other eye with eyeglasses or contact lenses.  If uncorrected distance vision is not at least 20/40 in the better eye, the individual shall carry an extra pair of corrective lenses.  Near

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visual acuity, corrected or uncorrected, shall be at least 20/40 in the better eye.  Field of vision must be at least 70 horizontal meridians in each eye. The use of corrective eyeglasses or contact lenses shall not interfere with an individual’s ability to effectively perform assigned security job duties. Where corrective eyeglasses are required, they shall be of the safety glass type.

The ability to distinguish red, green, and yellow colors is required.  Loss of vision in one eye is disqualifying.  Glaucoma shall be disqualifying unless controlled by acceptable medical or surgical means, provided such medications, as may be used for controlling glaucoma, do not cause undesirable side effects which adversely affect the individuals ability to perform assigned security job duties, and provided the visual requirements stated above are met. On the job evaluation shall be used for individuals who exhibit a mild color vision defect.

4.             Hearing:  Guard services employees shall be capable of hearing ordinary conversation at 20 feet and whispered conversations at 10 feet without benefit of artificial hearing devices.  A hearing aid is acceptable provided suitable testing procedures demonstrate auditory acuity equivalent to the above stated requirement. The use of a hearing aid shall not decrease the effective performance of the individual’s assigned guard duties.

5.             Addiction:  Individuals shall have no established medical history or medical diagnosis of habitual alcoholism or drug addiction, or, where such a condition has existed, the individual shall provide certified documentation of having completed a rehabilitation program which would give a reasonable degree of confidence that the individual would be capable of performing assigned guard services duties.

Once a year the Contractor shall randomly test and analyze every employee for the detection of illegal use or abuse of drugs for the duration of the contract. Drug testing is at the expense of the Contractor. All test results shall be made available to the Government upon request.

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6.             Other Physical Requirements: An individual who has been incapacitated due to serious illness, injury, disease, or operation, which could interfere with the effective performance of assigned guard services duties, shall, prior to resumption of such duties, provide medical evidence of recovery and ability to perform such duties.

B-15               PERMITS, LICENSES, AND CLEARANCES

a.             Contractor Employee Permits and Clearances

The Contractor shall make and complete all arrangements with the appropriate official in the city, county (Jefferson), or State of Alabama, to:

1.             Ensure that each member of the guard force required to carry a firearm complies with all current state and local firearm suitability, licensing, and permit requirements.

2.             Firearms Permits: Except where precluded by local law or ordinance, (1) obtain a permit for each guard required carrying a firearm, and (2) maintain on file a current firearm permit for each guard.

A copy of each guard’s valid firearm permit shall be provided to the Project Officer:

•              within five (5) government workdays of the start of contract performance for any employee transitioning from the previous contract to the current contract; and

•              at least three (3) government workdays prior to the anticipated assignment date of any new guard force employees.

All guards shall carry their permit on their person while on duty.  The Project Officer shall be immediately notified should such permits be terminated, revoked, or suspended at any time and the guard(s) affected shall be immediately removed from the work site.

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3.             The Contractor shall provide any official bond, pay any fees or costs required by the State of Alabama, related to the arming of any employees engaged in providing armed guard/security services specified under this contract.  The Contractor shall assume liability for the act of his employee(s) in the exercise of any police authority.

b.             Other Required Licenses: The Contractor shall possess the Federal Communications Commission’s (FCC) license(s) for operation of radio equipment. The Contractor shall provide copies of any required FCC license(s) to the Project Officer within fifteen (15) calendar days after the date of contract award.

B-16               TRAINING

a.             General: Contract employees (including supervisor, non-supervisor, and replacement employees) shall meet the minimum training requirements specified below. Those officers and supervisors absent from the contract for one (1) year or more must receive refresher training as well as meet any testing requirements. The training required by this contract must be completed prior to the assignment of security officers to duty posts.  THERE WILL BE NO WAIVERS OF ANY TRAINING REQUIREMENTS SPECIFIED IN THIS CONTRACT.

b.             Government-Furnished Services – Orientation Training for Contract Employees

The Government will provide orientation training on those subjects listed in Exhibit E-4, Description of Training to Be Provided By the Government. This training, which is estimated to last nine (9) hours, will be provided at the facility where services are to be performed. Training will be provided during normal business hours of the facility (exact starting time of the training to be determined by mutual agreement of the parties.) The Contractor shall provide the Project Officer with a list of attendees for the training session at least seven (7) calendar days prior to the training.  This training will be provided on a recurring basis as the need arises.

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c.                                       Contractor-Provided Training

1.                                       The Contractor shall be responsible for providing all space, personnel, materials and equipment necessary to provide the required training. The Contractor shall ensure that all armed guard services personnel are properly trained in the handling of firearms, are proficient at the use of firearms, and, at a minimum, are trained in those subjects set forth in Exhibit E-5, Description of Training to Be Provided By the Contractor. The Government reserves the right to revise the training subjects at any time during the course of performance of the contract.  If such revision materially affects the time or cost of performance under the contract, a modification will be processed in accordance with the “Changes” provisions set forth herein.

2.                                       All training shall be taught by persons who are certified to instruct or teach the specified subjects by an accredited institution of learning (school, college, university, etc.), Government agency (Federal, State, County, etc.), or by documentation that the person giving instruction has sufficient authoritative, practical and current knowledge.  Such documentation shall be made available to the Government upon request.

3.                                       Training Plan: Within fourteen (14) calendar days after contract award the Contractor shall submit the proposed training plan to the Project Officer. The training plan shall include the following, at a minimum:

i.                                          Name and location of the training facility.

ii.                                       If training facility is not an institute accredited to provide such training, names and qualifications of instructors.

iii.                                    Dates/times training courses are to be presented.

If any training is to take place prior to the submission of the training plan, the Contractor shall verbally notify the Project Officer in sufficient time to allow the Government to audit the training, if desired.

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4.             Firearms Proficiency Training and Qualification: The Contractor shall ensure that all armed guard services employees are proficient in the use and safe handling of the type of firearms used in performance of the contract.  The Contractor shall provide the necessary firearms, ammunition, targets and safety equipment (hearing and eye protectors) as well as the firing range for Firearms Proficiency Testing.  The Contractor shall provide firearms training necessary to qualify employees in firearms proficiency in accordance with the firearms requirements contained in the Federal Law Enforcement Training Center Practical Pistol Course.

A certified State Firearms Examiner shall test all guard services employees in Firearms Range Proficiency. The test should be limited to two (2) attempts within a 30-day period.

Firearms qualifications shall be valid for one (1) year from the date of successful completion of the firearms range proficiency test. Succeeding qualifying firearms Range Proficiency Test scores received prior to the anniversary date will invalidate previously attained qualification scores.  Failure to successfully attain a passing firearms range proficiency test score, after the second attempt within a thirty (30) day period and/or upon expiration of the firearms anniversary, should disqualify the employee from continued performance on the contract until qualification requirements are met.

The Contractor shall maintain a Pistol Qualification Record, for each contract employee. Completed forms shall be made available to the Project Officer upon request.

The Contractor shall inspect and approve all firearms for the Firearms Proficiency Testing of contract employees prior to testing.

5.             Lack of Training: If the Government determines that any Contractor employee does not possess the required training or firearms proficiency, the Government may direct the Contractor to immediately remove such

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employee from duty and provide qualified replacement at no additional cost to the Government.

6.                                       Supervisor Training: In addition to the minimum training requirements set forth in Exhibit E-5, all supervisors working under this contract must also be trained in the areas set forth in Exhibit E-6, Supervisory Training to Be Provided by the Contractor and in the following management areas:

i.                                          Technique for issuing written and verbal orders

ii.                                       Post inspection procedures

7.                                       The Government reserves the right to audit all or part of the Contractor provided training.

d.                                      Government Testing

Upon the contract employee’s successful completion of the required training, the Contractor must schedule with the Project Officer a Government administered written examination that will test their employee’ familiarity with the understanding of the information contained in the CGIM. The test is multiple choice with 50 questions.  All of the questions on the test are taken from the CGIM.  The passing score for the examination is 70%.

If a contract employee does not pass the examination on the first attempt, he/she will re-take the examination; however, the contract employee will be given only two (2) attempts to pass the exam within a ninety (90) day period after training completion.

NO WIAVERS WILL BE GRANTED REGARDING THE TESTING POLICIES AND PROCEDURES STATED ABOVE.

B-17               CONTRACTOR QUALITY CONTROL

The Contractor shall establish a Quality Control Plan to ensure that the requirements of the contract are met. The plan shall be submitted to the Government within ten (10) calendar days after contract award.  This plan should include a checklist of quality inspection steps to be followed in inspecting contract performance as well as a system for identifying and correcting deficiencies in the quality of the services provided. Quality

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control documentation shall be made available to the Government upon request.

The Government shall review and approve the Contractor’s quality control plan.  Adequate and consistent quality control is an essential component of successful contract performance.  The Contractor shall adhere to its Quality Control Plan.  The Quality Control Plan shall include, but not be limited to, the following areas:

a.             A description of the type, level, and frequency of inspections performed by the Contractor’s Quality Control Monitors (not routine inspections performed by contract supervisors as part of their normal duties).

b.             Quality Control Inspection Checklists used to conduct inspections should include, as a minimum, check of: equipment, uniform and appearance, attendance and/or compliance with SSA Form 4072, Sin-in/Sign-out procedures; knowledge of and adherence to Duty Book requirements; knowledge of and adherence to screening equipment operating procedures; possession of certification; possession of required licenses and permits; current firearms qualifications and overall performance.

c.             A description of the Contractor’s employee reward/incentive program and the Contractor’s discipline procedures used when either superior or deficient performance is noted by the Contractor’s Quality Control Monitors or by the Government.

d.             Quality Control Inspection Reports shall be prepared by the approved Quality Control Monitors and remain on file at the Contractor’s facility in sequence by inspection date for all inspections made during the entire contract period.  Follow-up reports shall be prepared and maintained in the above manner.  The Contractor shall make these reports available to the CO or PO upon request.  The CO or PO may also request a copy of each inspection report to be forwarded at the time it is prepared.  The Contractor shall brief the PO if any serious problems or deficiencies noted during an inspection and shall inform the PO of all action taken or planned to resolve the problem.

e.             The Contractor’s Quality Control Monitors must be identified and their qualifications to act in this capacity submitted in writing by the Contractor to the PO for approval prior to them performing any inspection under the contract.  All

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                changes in appointments shall require the same approval. The Contractor shall provide revisions to its quality control program to the PO.

f.              If the Contractor’s performance indicates that the Contractor must take additional quality control measures, the CO and PO will meet with the Contractor to discuss the Contractor’s performance, Quality control Plan, and any other area of concern.  The CO and PO may request that the Contractor take additional steps to improve both the overall performances of the contract and adherence to their Quality Control Plan.

g.             During semi-annual performance evaluation, the Government shall consider the Contractor’s adherence to their stated Quality Control Plan.  Failure by the Contractor to adhere to their stated Quality Control Plan’s schedules, methods, forms, etc., may result in contractual actions being taken by the Government.  The CO has the authority to negotiate and take an equitable adjustment from the Contractor’s monthly payment for Quality Control not provided.

Under no circumstance shall individuals appointed as Quality Control Monitors serve as uniformed employees working under this contract.

B-18               GOVERNMENT-PROVIDED QUALITY ASSURANCE

The Government will evaluate the Contractor’s performance under this contract for those standards listed in the Performance Requirements Summary (PRS), Exhibit E-l.  The Project Officer or evaluators will follow the methods of surveillance specified in the Quality Assurance Surveillance Plan (QASP), Exhibit E-2. Government personnel will record all surveillance observations. When an observation indicates defective performance, the Project Officer will require the Project Manager or contract representative at the site to initial the observation.  The initialing of the observation does not necessarily constitute concurrence with the observation, only acknowledgement that he or she has been made aware of the defective performance. Government surveillance of standards not listed in the PRS or by methods other than those listed in the QASP (such as provided for by the Inspection and Services clause) may occur during the performance period of this contract.  Such surveillance will be performed according to standard inspection procedures or other contract provisions.  Any action taken by the Contracting

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Officer as a result of surveillance will be in accordance with the terms of this contract.

In the event a serious breach of assigned duty by the Contractor’s employee(s) is identified during a quality control exercise, the CO and/or PO shall immediately contact the Contractor to discuss the Government’s findings and the steps the Contractor will take to correct the problem(s).

B-19               CONTRACTOR START-UP REVIEW

The Contractor will be required to attend a post-award conference at no additional cost to the Government.  The post-award will be held at the Social Security Administration (SSA), Southeastern Program Service Center (SEPSC), 2001 12th Avenue, North, Birmingham, Alabama.  This conference will be conducted within five (5) Government workdays following award of the contract. The purpose of this meeting will be to ensure mutual understanding of the contract requirements.  The Contractor must be prepared to discuss in depth, his progress and plans for meeting the specifications of the contract.  The following items may be discussed:

a.             The general type of work to be performed;

b.             Each Post Order (Form SSA 4071-U3);

c.             Policy and specific procedures for responding to emergency alarms, bomb threats, or suspected incendiary devices in the particular facility being protected.

d.             Floor plans and area maps of the facility which depict emergency evacuation routes, the location and type of each fire alarm, location of utility cut-off valves or switches, utility system controls, and special instructions pertaining to security controls.

e.             The Occupant Emergency Plan, including a detailed review of exact responsibility of each guard post; and

f.              Requirements for contract security officer eligibility such as fingerprint charts, health certificates, personal history statements, training requirements to include firearms qualifications.

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B-20               RELIEF AND LUNCH BREAKS

a.             The Contractor shall comply with all federal, state and local regulation standards with regard to employee breaks. Posts described as “roving patrol” do not require replacement personnel to cover breaks.  For other posts requiring coverage during breaks, relief personnel are required and shall be used to provide such coverage.  The duties of all guard posts require that security guard not leave his/her assigned post until properly relieved.

b.             The relief guard will sign SSA Form 4072 on each post for all relief breaks.

c.             The costs to cover relief and lunch breaks for the productive guards are included in the contract price.

d.             Failure by the Contractor to furnish required relief breaks to the guard force shall be considered to be a material breach of contract and may result in termination for default.

B-21               OTHER CONTRACTOR RESPONSIBILITIES

a.             The Contractor shall maintain appropriate personnel files or records to include employee qualifications and training to accurately indicate compliance with the requirements of this contract.  The filing system shall be maintained in a manner that is easy to access employee’s individual files.

b.             The Contractor shall maintain Offense/Incident Reports, GSA 3155, as described in the CGIM, in the Control Center.  The Contractor shall ensure that these reports are completed timely and accurately and are submitted within three (3) hours to the Government.

c.             The contract Project Manager or Assistant Project Manager shall be available by telephone to the Project Officer on a continuous twenty-four (24) hour basis.  This point of contact and telephone number(s) shall be provided to the Contracting Officer and the Project Officer within ten (10) calendar days of contract award.  The person designated as the point of contact must have full authority to represent the Contractor.  Any changes to the point of contact and/or the telephone number(s) shall be provided to the Contracting

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Officer and the Project Officer not later than twenty-four (24) hours preceding the effective date of the change.

d.             The Contractor shall not remove or transfer Contractor personnel, cleared and assigned to work on this contract, to another contract or location without prior approval from the Project Officer.  The Contractor shall provide the Project Officer the reporting date of all new hires.

e.             The Project Manager shall immediately notify the Project Officer of all instances when the Project Manager and the Assistant Project Manager will not be on the property or will be absent from duty.  The Contractor shall ensure that in the absence of the Project Manager and Alternate Project Manager that a Contractor representative is on-site who has full authority to represent the Contractor and make decisions.  The absence of the Project Manager and the Assistant Project Manager from the site on a continuous basis is unacceptable and may result in breach of contract.

f.              All contract staff shall be required to sign a non-disclosure agreement regarding confidentiality of SSA security operations and procedures.

g.             The Contractor shall be required to develop and maintain a database of all contract staff documenting training certifications, and training dates.  Support documentation shall be maintained by the Project Manager and available to the Project Officer for review.  Support documentation shall consist of Contractor training examinations, initial written examinations prior to contract assignment, in-service examinations, and any and all training contract staff may receive for assignment to the contract and during assignment on this contract.

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PART II – CONTRACT CLAUSES AND TERMS AND CONDITIONS

Section C – Addendum to FAR Clause 52.212-4, Contract Terms and Conditions Commercial Items (FEB 2002)

In accordance with FAR 12.301 and 12.302, the clause at 52.212-4 is hereby tailored by this addendum as follows.

Section C - l – Revisions to Paragraphs 52.212-4

The following paragraph of 52.212-4 is hereby tailored as follows:

•      Paragraph (a), “Inspection /Acceptance,” is hereby supplemented with the language described in Section B-18, Government Provided Quality Assurance and the surveillance and inspection procedures mentioned in the Quality Assurance Surveillance Plan (Exhibit E-2).

Section C - 2 – Additional FAR Clauses Incorporated By Reference

FAR Clause 52.252-2–Clauses Incorporated by Reference (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es): http://ww.arnet.gov.

CLAUSE	TITLE AND DATE

52.203-2	Gratuities (APR 1984)

52.228-5	Insurance – Work on a Government Installation (JAN 1997)

52.232-17	Interest (JUN 1996)

52.237-2	Protection of Government Buildings, Equipment and Vegetation (APR 1984)

52.237-3	Continuity of Services (JAN 1991)

52.245-2	Government Property (Fixed Price Contracts) (DEC 1989) – Alternate I (APR 1984)

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Section C - 3 – Additional FAR Clauses Incorporated by Full Text

The following FAR clauses are hereby incorporated into this contract by full text as follows:

C-3.1                                          52.217-8 OPTION TO EXTEND SERVICES (NOV 1999)

The Government may require continued performance of any services within the limits and at the rates specified in the contract. These rates may be adjusted only as a result of revisions to prevailing labor rates provided by the Secretary of Labor.  The option provision may be exercised more than once, but the total extension of performance hereunder shall not exceed 6 months.  The Contracting Officer may exercise the option by written notice to the Contractor within thirty (30) calendar days of the contract expiration.

C-3.2                                          52.217-9 OPTION TO EXTEND THE TERM OF THE CONTRACT (MAR 2000)

(a)                                  The Government may extend the term of this contract by written notice to the Contractor within thirty calendar (30) days of the contract expiration date; provided, that the Government shall give the Contractor a preliminary written notice of its intent to extend at least sixty (60) calendar days before the contract expires.  The preliminary notice does not commit the Government to an extension.

(b)                                 If the Government exercises this option, the extended contract shall be considered to include this option clause.

(c)                                  The total duration of this contract, including the exercise of any options under this clause, shall not exceed sixty (60) months.

C-3.3                                          52.219-18 NOTIFICATION OF COMPETITION LIMITED TO ELIGIBLE 8(a) CONCERNS (JUN 1999)

(a)                                  Offers are solicited only from small business concerns expressly certified by the Small Business Administration (SBA) for participation in the SBA’s 8(a) Program and which meet the following criteria at the time of submission of offer–

(1)                                  The Offeror is in conformance with the 8(a) support limitation set forth in its approved business plan; and

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(2)           The Offeror is in conformance with the Business Activity Targets set forth in its approved business plan or any remedial action directed by the SBA.

(b)           By submission of its offer, the Offeror represents that it meets all of the criteria set forth in paragraph (a) of this clause.

(c)           Any award resulting from this solicitation will be made to the Small Business Administration, which will subcontract performance to the successful 8(a) offeror selected through the evaluation criteria set forth in this solicitation.

(d) (1)                Agreement.  A small business concern submitting an offer in its own name agrees to furnish, in performing the contract, only end items manufactured or produced by small business concerns in the United States. The term “United States” includes its territories and possessions, the Commonwealth of Puerto Rico, the trust territory of the Pacific Islands, and the District of Columbia. If this procurement is processed under simplified acquisition procedures and the total amount of this contract does not exceed $25,000, a small business concern may furnish the product of any domestic firm. This paragraph does not apply in connection with construction or service contracts.

(3)           Paragon Systems, Inc. will notify the Social Security Administration’s Contracting Officer in writing immediately upon entering an agreement (either oral or written) to transfer all or part of its stock or other ownership interest to any other party.

C-3.4              52.232-19 AVAILABILITY OF FUNDS FOR THE NEXT FISCAL YEAR (APR 1984)

Funds are not presently available for performance under this contract beyond December 31, 2003.  The Government’s obligation for performance of this contract beyond that date is contingent upon the availability of appropriated funds from which payment for contract purposes can be made.  No legal liability on the part of the Government for any payment may arise for performance under this contract beyond December 31, 2003 until funds are made available to the Contracting Officer for performance and until the Contractor receives notice of availability, to be confirmed in writing by the Contracting Officer.

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Section C-4 – Additional Agency-Specific Terms and Conditions

The following agency-specific terms and conditions are hereby incorporated into this solicitation by full text as follows:

C-4.1              DELIVERABLES AND DELIVERY SCHEDULES

DESCRIPTION	DELIVERY DATE	REFERENCE

Incident Reports necessitation diversion of roving patrol personnel	Within 3 work hours of receiving verbal approval from the Project Officer	B-21(b)

Signed receipt for all keys/combinations issued by the Government	within 48 hours of the start of the contract	B-9
Monthly Work Schedule Reports: 1) Report of Anticipated Coverage 2) Report of Actual Coverage

With 15 calendar days following award of the contract and monthly thereafter at least 3 government workdays prior to the start of every month

Within 3 government workdays following the last workday of the period being reported

B-10(d)(1) B-10(d)(2)

Operational two frequency, portable hand-talking with two nickel-cadmium batteries, one portable desk top rapid race, single unit charger and carrying case	Within 5 government workdays following the start of contract performance	B-11(a)(2)

Listing of serial numbers of the firearms to be used or stored on the premises	Within 5 calendar days following award of the contract and every 6 months thereafter	B-l3(d)

Copy of the written certification from the examining physician	Upon request	B-14(e)(1)

Results of drug testing	Upon request	B-14(e)(5)

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DESCRIPTION	DELIVERY DATE	REFERENCE

Copy of valid firearms permit

Within 5 government workdays of the start of contract performance for any employee transitioning from the previous contract to the current contract.

At least 3 government workdays prior to the anticipated assignment date of any new guard force employees.

B-15(a)(2)

FCC License(s) for operation of radio equipment	Within 15 calendar days of contract award	B-15(b)

Listing of attendees for Government - provided orientation training	At least 7 calendar days prior to the date of the training	B-16(b)

Evidence of qualifications of training instructors	Upon Request	B-16(c)(2)

Two copies of the proposed training plan	Within 14 calendar days after award of the contract	B-l6(c)(3)

Pistol Qualification Record	Upon Request	B-16(c)(4)

SSA Form 4072 Contractor Duty Register (daily sign-in/sign-out sheets)	Within three (3) government workdays of the end of the reporting period	C-4.15(b)

Listing of the names and social security numbers of those persons being assigned to work under the contract who have a valid favorable suitability determination	Within 5 government workdays following award of the contract	C-4.16

Suitability Determination Forms (Fingerprint Charts, Statement of Personal History, Declaration for Federal Employment, Fair Credit Reporting Act (FCRA)	In sufficient time to allow at least 5 government work days after Protective Security SPO receives the required forms a make a pre-screening determination	C-4.16(e)

Quality Control Plan	Within 10 calendar days after contract award	B-17

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DESCRIPTION	DELIVERY DATE	REFERENCE

Certificate of Insurance	Within 10 government workdays: 1) after the effective date of the contract; and 2) following the exercise of any option to extend the term of the contract	C-4.20

C-4.2              DESIGNATION OF GOVERNMENT CONTRACT SPECIALIST

Tammy McLeod, Contract Specialist/Officer, Division of Construction and Facilities Contracts, has been assigned to administer the contractual aspects of this contract.  However, changes in the Scope of Work, contract cost, price, quantity, quality or delivery schedule shall be made only by the Contracting Officer by a properly executed modification.  All correspondence that in any way concerns the terms or conditions of this contract shall be submitted directly to the Contract Specialist at the following address:

Social Security Administration
Office of Acquisition and Grants
Attention: Tammy McLeod

Contract Specialist

1710 Gwynn Oak Avenue
Baltimore, Maryland 21207
Telephone Number – (410) 965-1284
Fax:         (410) 966-9310
e-mail:     tammy.mcleod@ssa.gov

C-4.3              DESIGNATION OF GOVERNMENT PROJECT OFFICER

a.             The individual(s) named below is hereby designated as the Government Project Officer. If an alternate Project Officer is also listed below, that person will serve in the Project Officer’s stead when the Project Officer is unavailable. The Project Officer is responsible for the technical administration of this contract, in accordance with the provisions of the clause included herein entitled, “Technical Direction.”

Louis Lindsey	-	Social Security Administration
Southeastern Program Service Center
2001 12th Avenue, North
Birmingham, AL 35285

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b.             The Project Officer, or his/her authorized representative, shall be responsible for coordinating with the Contractor the technical aspects of the contract.  The Project Officer is authorized to make any changes that affect the contract amount, terms or conditions.  The Contracting Officer is the only person with the authority to act as agent of the Government under this contract.  Only the contracting officer has authority to: (1) direct or negotiate any changes in the Statement of Work; (2) modify or amend the period of performance; (3) change the amend schedule; (4) authorize reimbursement to the Contractor any costs incurred during the performance of [ILLEGIBLE] contract; or (5) otherwise change any terms and conditions of this contract.

C-4.4              TECHNICAL DIRECTION

Performance of the work under this contract shall be subject to the technical direction of the Project Officer.  The term “technical direction” is defined to include, without limitation, the following:

a.             [ILLEGIBLE] to the Contractor which redirect the contract [ILLEGIBLE] shift work emphasis between work areas or tasks, [ILLEGIBLE] the pursuit of certain lines of inquiry, fill in [ILLEGIBLE] or otherwise serve to accomplish contractual statements of work,

b.             [ILLEGIBLE] of information to the Contractor which assists in the interpretation of drawings, specifications or technical [ILLEGIBLE] of the work description.

c.             [ILLEGIBLE], where required by contract, approval of technical reports, drawings, specifications or technical [ILLEGIBLE] to be delivered by the Contractor to theGovernment under the contract.

Technical direction must be within the general scope of work stated in the contract.  The Project Officer does not have the [ILLEGIBLE], and may not, issue any technical direction which:  (1) [ILLEGIBLE] the assignment of any additional work outside the [ILLEGIBLE] scope of the contract; (2) in any manner causes an increase decrease in the total contract cost, or time required [ILLEGIBLE] the contract performance or (3) changes any of the [ILLEGIBLE], conditions or specifications of the contract.

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All technical directions shall be issued in writing by the Project Officer or shall be confirmed by him/her in writing within 5 working days after issuance unless otherwise specified herein.

The Contractor shall proceed promptly with the performance of technical directions duly issued by the Project Officer in the manner prescribed by this article and within his/her authority under the provisions of this article.

If, in the opinion of the Contractor, any instruction or direction issued by the Project Officer is within one of the categories as defined in (1) through (3) above, the Contractor shall not proceed, but shall notify the Contracting Officer, in writing, within 5 working days after receipt of any such instruction or direction and shall request the Contracting Officer to modify the contract accordingly. Upon receiving such notification from the Contractor, the Contracting Officer shall issue an appropriate contract modification or advise the Contractor, in writing, that, in his/her opinion, the technical direction is within the scope of this article and does not constitute a change.  The Contractor shall thereupon proceed immediately with the direction given.  A failure of the parties to agree upon the nature of the instruction or direction, or upon the contract action to be taken with respect thereto, shall be subject to the provisions of the contract clause entitled Contract Terms and Conditions–Commercial Items, FAR 52.212-4(d).

C-4.5              CONTRACT ADMINISTRATION

The Contractor’s representative responsible for handling contract administration is:

NAME	TITLE	TELEPHONE NUMBER	ADDRESS

Charles Keathley	President	(256) 533-7598	3317 Triana Blvd.,
Huntsville, AL 35805

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C-4.6              NOTIFICATION TO THE GOVERNMENT OF A BUILDING EMERGENCY

In the event of an emergency, the Contractor shall notify the following Government personnel in the order shown:

NAME/TITLE	TELEPHONE NUMBER	BEEPER/PAGER	TIME OF DAY TO CALL

NAME	TITLE	TELEPHONE NUMBER	TIME OF DAY TO CALL
Lou Lindsey	Project Officer	(205) 801-1021 (205) 801-1099 emergency	6:00 a.m. – 2:30 p.m. Monday – Friday, excluding Federal Holidays

Stephen Carr	AIL PO	(205) 80l-1032 (205) 801-1099 emergency	6:00 a.m. – 2:30 p.m. Monday – Friday, excluding Federal Holidays

Keith Gibson	FBMT MGR	(205) 801-1002 (205) 801-1099 emergency	8:30 a.m. – 5:00 p.m. Monday – Friday, excluding Federal Holidays

Mario Aquino	Bldg Mgr	(205) 801-1019 (205) 801-1099 emergency	8:30 a.m. – 5:00 p.m. Monday – Friday, excluding Federal Holidays

Building Security		(205) 801-1075	Any times outside the hours shown above or in the event those persons listed above are not available

C-4.7              CONTRACTOR PERFORMANCE REVIEWS AND REPORTS

a.             BACKGROUND

Federal Acquisition Regulation (FAR) subpart 42.15, “Contractor Performance Information” (effective May 30, 1995), provides policies and establishes responsibilities for recording and maintaining Contractor performance information.  FAR 42.1502(a) stipulates that agencies shall prepare interim evaluations of Contractor performance in order to provide current information for source selection purposes, for contracts with a period of performance, including options, exceeding one (1) year.  Furthermore, a final assessment/evaluation of Contractor performance will be made at the time the work under the contract is completed.

The Contractor performance reports for this contract will be prepared using the National Institutes of Health’s (NIH) Contractor performance system.  Interim Contractor performance reports and a final Contractor performance report summarizing the performance evaluation for the entire contract period will be prepared at the end of

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contract performance.  The Contractor should review FAR Subpart 42.15, entitled Contractor Performance Information.

b.             POLICY

The Office of Acquisition and Grants will maintain current information relevant to Contractor performance, used as a performance assessment for awards of future contracts by SSA and other agencies.  The information must be timely, accurate, and relevant.  To that end, interim and final evaluations will be prepared for ongoing contracts to coincide with exercising an option or at other intervals consistent with the contract effort.  The instructions and guidelines for complying with the “Contractor Performance Reviews and Reports” are contained in Exhibit E-9, Important Information for Contractors.

C-4.8              CONTACT POINT FOR PAYMENT RELATED INQUIRIES

Payment related inquiries may be directed to:

Administrative Payment Operations Unit 3

(410) 965-0607

C-4.9              INVOICE SUBMISSION

The Contractor shall submit an original and three (3) copies of its invoice to:

If Sent by Mail:

Social Security Administration

Office of Finance

Post Office Box 47

Baltimore, Maryland 21235-0047

If Hand Carried:

Social Security Administration

Office of Finance

Customer Service Help Desk

[ILLEGIBLE]-B-4 East Low Rise Building

[ILLEGIBLE]401 Security Boulevard

Baltimore, Maryland 21235-0047

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All invoices shall, at a minimum, contain the information required under Federal Acquisition Regulation (FAR) clause 52.212-4 (g).  The Contractor may submit a separate bill for any additional services or include these items as a separate line item on the monthly invoice.

The telephone number of the Customer Service Help Desk is (410) 965-0607

TAXPAYER IDENTIFICATION NUMBER  (TIN)

In order to assist the Government in making timely payments, please include your TIN on each invoice.

SUBMISSION OF ELECTRONIC FUNDS TRANSFER (EFT) INFORMATION AND REMITTANCE INFORMATION

FAR clause 52.232-34 Payment by Electronic Funds Transfer — Other Than Central Contractor Registration, requires Contractors to provide the Government with the information required to make payments by EFT.  If you have not signed up for Direct Deposit by EFT you will need to complete a Direct Deposit Enrollment Form-3881 to receive payment.  Go to SSA’s Office of Finance Internet site at http://www.ssa.gov/vendor to obtain the form and for submission instructions.

Remittance information associated with EFT payments is now available via the Payment Advice Internet Delivery (PAID) system on the Department of Treasury’s Internet site at http://fms.treas.gov/paid/index.asp.  This site provides an explanation of the system, how it works, security and access information, a user demonstration, and registration information. There is no charge to use the PAID system.

You may also direct payment inquiries to SSA’s Office of Finance, Customer Service Group at 410-965-0607 or visit its Internet site at http://www.ssa.gov/vendor. You may also access the PAID system through a link on this site.

C-4.10            BASIS OF PAYMENT

Payment will be made on a calendar month basis in arrears upon submission of an invoice.  In the event the contract begins or ends during the month, payments will be prorated based on the number of calendar days in the respective month.  It is the requirement of the Government to obtain complete and satisfactory performance in accordance with the terms of the

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specifications and quality standards of this contract.  The Government is contracting for satisfactory performance of each task identified in the specifications, and deductions will, therefore, be made for any service not provided.

It is agreed that failure to accomplish any work required under this contract, or to satisfactorily accomplish such work, or to comply with any provisions of this contract, where due to the carelessness, neglect, or fault of the Contractor, shall constitute a deficiency for which a reduction of payment will be made in accordance with the provisions of this contract.

C-4.11            DEDUCTIONS

It is the objective of the Government to obtain complete and satisfactory performance in accordance with the terms of this contract and quality of work requirements in this contract.

To this end, the Government is contracting for the complete performance of armed guard services as identified in this contract and deductions will, therefore, be made as provided in this contract.

The Contract Deduction Table

(a)           The Contract Deduction Table

The Contract Deduction Table below will be used by the Government in determining monetary deductions for nonperformance of work under this contract, or for deficiencies in the work performed, and supplements the clause FAR 52.212-4 Contract Terms and Conditions—Commercial Items, subparagraph (m) Termination for Cause.

In determining monetary deduction for non-performance of work under this contract, or for deficiencies in the work performed, the Government will use the dollar amounts specified in the Criteria for Contract Deduction Table (See C-4.13 below).

It is agreed that failure to accomplish any work required under this contract, or to satisfactorily accomplish such work, shall constitute a deficiency for which a reduction of payment will be made.  Inadequate performance is just as undesirable as non-performance, and the cost of correcting inadequate performance in a particular guard service area may equal the cost of normal guard services.

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(b)           Adjusting Payments

There will generally not be more than a one (1) month delay in adjusting amounts of payments when deductions are made for unsatisfactory performance or work not performed; i.e., deductions for unsatisfactory performance or work not performed during January will generally be made from the payment for February services.

(c)           Deduction Procedures

The Government Project Officer will inform the Contractor in writing of the type and dollar amount of proposed deductions on or before the 10th calendar day succeeding the end of the month for which the deductions are to be made.

The Contractor may, within ten (10) calendar days of receipt of the notification from the Government Project Officer of the proposed deductions, present to the Government Project Officer specific reasons why any or all of the proposed deductions are not warranted. Reasons must be solidly based and must provide specific facts which justify reconsideration and adjustment of the proposed amount to be deducted. Failure to respond within the 10-day period will be deemed to be acceptance of the deductions proposed.

After consideration of the Contractor’s reply, if any, the Project Officer will refer the matter to the Contracting Officer. The Contracting Officer will make any adjustments which are warranted, determine the dollar amount of deductions and notify the Contractor of his decision. This decision is appealable by the Contractor under the provisions of FAR 52.212-4(d), Contract Terms and Conditions – Commercial Items – Disputes.

(d)           Contract Expiration

Within sixty (60) calendar days following the expiration of the contract, the Contracting Officer will summarize the decisions made with respect to deductions assessed during the life of the contract, and will forward to the Contractor a final decision which is appealable under the provisions of FAR 52.212-4 (d), Contract Terms and Conditions – Commercial Items.  Payment for the final month of this contract, or any extension thereof, may be subject to conditional deductions by the Government Project Officer which will be adjusted, if appropriate, following

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receipt of the Contractor’s response to the notice of deduction. Where such adjustment results in the Contractor being entitled to payment of any amount conditionally withheld, such payment will be made following issuance of the Contracting Officer’s final decision pursuant to the preceding paragraph.

The Project Officer will compare the work hours reported by the Contractor with the Form 4072, Contract Guarding Duty Register or other approved sign-in/sign-out form. These reports will be the basis for computing work hour deductions.  In the event the Contractor reports more hours than are reflected on the Form SSA 4072 or other approved sign-in/sign-out form, the sign-in/sign-out form will prevail.  For example:  If the weekly report of the Contractor indicates than an employee worked 8 hours and the Form SSA 4072 shows that employee as having been in the building 5 hours, the 5 hours will prevail and a deduction will be taken for the 3 hours not furnished.

On a monthly basis, the Contractor will provide a letter signed by a company officer, to the Contracting Officer, detailing and acknowledging the deficiencies and providing remedial actions instituted to prevent re-occurrences in the deficiencies.

In the event the Contractor fails to provide vehicle(s) or the vehicle(s) provided are inoperable for any period of time, deductions will be made in accordance with the Criteria for Contract Deduction (See C-4.13 below).

C-4.12            BASIS FOR CALCULATING DEDUCTIONS

CONTRACT DEDUCTION TABLE

DEFICIENCIES	DEDUCTION	REFERENCE

(1) Failure to comply with the standards specified in the Performance Requirement Summary for the following areas:

•      Entrance Control Post

•      Roving Control Post

•      Traffic Control

•      Control/Issuance/Storage of Keys

•      Security and Fire Systems

•      Utility Systems

•      Building Rules & Regulations

Deductions will be made at the rate indicated on the Criteria for Contract Deduction (C-4.13) or the contract rate whichever is greater.  The contract rate will be determined by dividing the contract price by the total number of work hours (productive and supervisory) required annually.  Deductions will be made at quarter hour increments.

B-4 (a) through (m), (o) and (p) of Exhibit E-l

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• Lost & Found • Law & Order • Hazardous Conditions • Injury or Illness • Flying the United States Flag • Additional Duties • Line Scan 110 • Receive Complaints

(2) Failure to provide monthly reports of on-site coverage	Withholding of payment of monthly invoice until such time as required report(s) is/are submitted.	B-4 (n) of Exhibit E-l

(3) Failure to provide required uniform & equipment for post

Deductions will be made using as a basis the amount it would cost the Government to obtain the item(s) which the contractor failed to provide through rental, lease or purchase.  If the item is not readily available for rent or lease and must be purchased, the Government will deduct the full price of the purchased item form the initial violation.  Additional deductions will not be made for subsequent violations involving the same item, by the employee. This will be the basis for adjusting payment regardless of whether the Government does in fact supply the item.

B-4 (q) of Exhibit E-l

(4) Failure to utilize Weapon Safety Procedures

Deductions will be made double the additional services hourly rate for supervisory or non-supervisory personnel (dependent upon contractor being supervisory or non supervisory) or double the contract rate whichever is greater.  The contract rate will be determined by dividing the annual contract price by the total number of work hours (productive and supervisory) required annually.  Deductions will be made at quarter hour increments.

B-4 (r) of Exhibit E-l

(5) Failure to Provide Supervisory & Non Supervisory Work Hours	Deductions will be made at the rate indicated in the Criteria for Contract Deduction (C-4.13), or the contract rate	B-4 (t) of Exhibit E-l

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whichever is greater.  The contract rate will be determined by dividing the annual contract price by the total number of work hours (productive and supervisory) required annually.  Deductions will be made at quarter hour increments.  Cost for these items is based on the supervisory and non-supervisory rates as set forth in Section A.

(6) Failure to provide operable patrol vehicle

Deductions will be based on the current Government mileage rate. The estimated miles for these vehicles will be determined at the time of contract award.  For deduction purposes only, the estimated number of miles per day is 450.

B-4 (s) of Exhibit E-l

(7)   Failure to comply with the terms and conditions of this contract, applicable rules and regulations of the CGIM or is provided with defective equipment, defective uniforms, or their appearance is unsatisfactory, their weapons are unclean, etc., the Project Officer or her designees(s) shall, in writing, call the attention of the contractor to the deficiency and request the deficiency be corrected within such time as then Project Officer or his/her designee(s) deems reasonable.  If the contractor does not correct the deficiency within the specified time, A Physical Security Specialist or other Government employee will assume the duties of the contract guard until such time as the contractor corrects the deficiency.

Deductions will be made at the rates specified in Section C-4.13 or the contract rate whichever is greater for all hours supplied by Government employees as a result of the contractor’s failure to provide satisfactory service.

B-4 (u) of Exhibit E-1

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C-4.13            CRITERIA FOR CONTRACT DEDUCTION

Deficiencies	Base Yr.	Year 2	Year 3	Year 4	Year 5

1. Failure to comply with the items listed in B-4 (a)–(m), (o) and (p) of the Performance Requirements Summary	See C-4.12 (1)

2. Failure to provide required uniform & equipment	See C-4.12 (3)

3. Failure to utilize weapon safety procedures	See C-4.12 (4)

4. Failure to provide required supervisor hours	See C-4.12 (5)

5. Failure to provide required non-supervisory hours	See C-4.12 (5)

6. Failure to provide operable patrol vehicle	See C-4.12 (6)

7. Deficient Performance	See C-4.12 (2) & (7)

C-4.14            SMOKE-FREE BUILDINGS

All SSA buildings have been declared smoke free, which means that smoking is prohibited in all areas and at all times: days, evenings and weekends.

C-4.15            RECORDING PRESENCE

Each contract employee must sign in when entering the building and sign out when leaving the building. Supervisory employees shall indicate their titles adjacent to their signatures. The Contractor shall ensure that employees adhere to the following procedures:

a.             SSA Form 4072, Contractor Duty Register, shall be used as the sign-in/sign-out log.  A copy of this log shall be kept at a location designated by the Project Officer.

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b.             The Contractor (or designated on-site supervisor) shall accumulate the sign-in/sign-out sheets for each work week, certify in writing on each that the information, shown thereon is true and correct and, within three (3) Government workdays of the end of the reporting period, submit them to the Project Officer.

c.             Failure to properly complete the sign-in/sign-out sheets, to certify them or to deliver them to the Project Officer, may result in a deduction from the monies due to the Contractor for basic contract services because performance cannot be substantiated; or, for the Contractor not being paid for additional service hours which are reimbursable on an hourly basis for which the time spent on-site cannot be substantiated (Reference B-l0(d)(3)).

C-4.16            SECURITY REQUIREMENTS CLAUSE

(a)           Purpose:     To provide procedures for obtaining suitability determinations for Contractor personnel who will be performing under the contract.

(b)           Definition:     “Performing under the contract” is defined as either working on-site at an SSA facility (including visiting the SSA site for any reason) or having access to agency programmatic or sensitive information.

(c)           Suitability factors:     Suitability considerations include:

•      Delinquency or misconduct in prior employment.

•      Criminal, dishonest, infamous, or notoriously disgraceful conduct.

•      The nature and seriousness of the conduct.

•      When the conduct occurred.

•      The applicant’s or employee’s age at the time of the conduct.

•      The circumstances surrounding the conduct.

•      Intentional false statement, deception, or fraud on application forms.

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•      Habitual use of intoxicating beverages to excess.

•      Abuse of narcotics, drugs, or other controlled substances.

•      Reasonable doubt as to the loyalty of the individual to the Government of the United States.

•      The kind of position for which the person is applying or in which the person is employed.

•      Contributing social and environmental conditions.

•      The absence or presence of rehabilitation or efforts towards rehabilitation.

(d)           Authorities:

Childcare center security requirements mandated by The Crime Control Act of 1990, Public Law 101-647, subtitle E, as amended by Public Law 102-190.

Personnel security requirements for programmatic and sensitive information are mandated by Executive Orders 10450 and 12968, and Title 5, Code of Federal Regulations (CFR), Parts 731, 732, and 736.

Protective security requirements mandated by the General Services Administration (GSA) .

(e)           Required Forms :

2 completed forms FD-258, “Fingerprint Charts*,”  (The Contractor will absorb the costs for obtaining fingerprints.)

1 completed GSA 176, “Statement of Personal History,”

1 completed Optional Form 306, “Declaration for Federal Employment,”

1 completed “Fair Credit Reporting Act (FCRA) authorization form**,” and

For a Non-U.S. citizen, 1 legible photocopy of the work authorization permit and social security card.

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*       Preprinted with MD900310Z, SOC SEC ADMIN, PROT SEC BR, BALTIMORE, MD on the form.

**     The FCRA, as amended on September 30, 1997, requires that the Government notify each applicant, employee, and Contractor (in a document consisting solely of the notice) that a consumer report may be used for employment purposes.  The applicant, employee, or Contractor must authorize this use in writing before the Government obtains the consumer report.  The FCRA also requires that, before taking adverse action relative to an employment decision based on a consumer report, the agency provide the consumer with a copy of the report, and a copy of the Federal Trade Commission’s Consumer Rights Notice.  To comply with these requirements, SSA requires that the Contractor submit each applicant’s or employee’s signed FCRA authorization form along with the other investigative documents.

(f)            Obtaining Forms:  The Contracting Officer will include a set of the forms with the signed contract.

The Contractor may contact the Protective Security Suitability Program Officer (SPO) on (410) 965-4548 for additional forms.

(g)           Forms Completion:  The Contractor must make sure that all forms are fully completed.  This includes making sure that the Fingerprint charts and Personal History forms are printed legibly or typed in black ink and all signatures are in black ink.

(h)           Forms Submission:  The Contractor must submit the completed forms for each employee and replacement employee (including each subcontractor employee) who will be performing under the contract to the Protective Security SPO.  The Government will not permit Contractor personnel to perform under the contract until the pre-screening process is complete.  See pre-screening below.

(i)            Cover Letter:

The Contractor must provide a cover letter listing:

The names of employees for whom completed forms are submitted,

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The contract number; and

The Contractor’s contact name and telephone number.

Notes:  (1) The pre-screening process may take up to five days.  (2) If Contractor personnel will require access to an SSA facility, the Contractor should contact the SSA Project Officer to obtain a copy of the access procedures. Also note that some facilities require access forms to be completed and approved after pre-screening is completed but before access.  The access process may take as many as seven days (five working days) at a Headquarters facility. For access to a regional or field facility, contact the Project Officer to determine how much time may be needed.

The Protective Security SPO’s address is:

Social Security Administration

Protective Security Suitability Program Officer

l-M-25 Operations Building

6401 Security Boulevard

Baltimore, Maryland 21235

Phone:  (410) 965-4548

(j)            Waiver:

For Contractor employees performing services on-site at an SSA facility up to one day and where access to programmatic or sensitive information is not required, the Contractor may request that the Protective Security SPO waive submission of the FD-258s and the Credit Authorization form.

If the SPO authorizes a waiver, it will apply only to the one day for which the Contractor requested it.

If an individual subsequently performs or is expected to perform additional work, the SPO will not approve another waiver.  The Contractor must therefore submit the FD-258s and Credit Authorization form.

(k)           Pre-Screening:

The Protective Security SPO will use the information from the completed forms as part of the basis for making a pre-screening determination.  The Protective Security SPO will

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notify the Contractor whether a prospective employee may or may perform under the contract pending a financial suitability determination.  Concurrently, the Protective Security SPO will send a copy of the notification to the contracting officer and Project Officer.

Time Frame for Pre-screening

The Contractor should anticipate that the Protective Security SPO will issue the notification with [ILLEGIBLE] five days after receipt of the properly completed forms

(1)   Final Suitability Determination

The Protective Security SPO makes the final suitability determination for each Contractor employee which does not require access to programmatic or sensitive systems information.

Note:  The Contractor may expect a final suitability determination to be received approximately 45 days after submittal of the completed forms.

The Personnel Security SPO makes the final suitability determination for each Contractor employee which does require access to programmatic or sensitive systems information.

Note:  The Contractor may expect a final suitability determination to be received approximately 45 days after submittal of the completed forms.

The Personnel Security SPO’s address is:

Social Security Administration

Personnel Security and Suitability Program Officer

L1102 West Low Rise

6401 Security Boulevard

Baltimore, Maryland  21235

Phone:  (410) 965-3323

(m)  Unsuitable Employees:

If the Government determines that a Contractor employee or applicant is unsuitable, the Protective Security SPO or the Personnel Security SPO will advise the Contractor in writing that such employee may not continue to perform or begin performing under the contract.  Concurrently, the

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Protective Security SPO or Personnel Security SPO will send a copy of the notification to the CO and PO.

When the Contractor receives the notification, the Contractor must immediately remove the employee from performing under the contract.  The Contractor must confirm, in writing to the SPO, the date of the employee’s removal.

Concurrently, the cognizant SPO will advise the PO and CO that he has notified the Contractor that the proposed Contractor personnel have been determined unsuitable/unfit to perform on the contract and must be replaced.  The letter will also request that a replacement(s) be named and the appropriate security forms completed as quickly as possible in order that contract performance will not be adversely impacted.  The SPO’s letter will also advise the Contractor to contact the CO if there are any contract performance problems related to the removal.

Neither the denial resulting from the pre-screening nor the removal of an individual determined unsuitable gives rise to an equitable adjustment under the contract.

(n)           Contractor Notification to Government:

In the event that Contractor personnel performing on this contract either leave the company or are removed from the project, or are arrested or charged with a crime during the term of this contract, the Contractor shall notify the Protective Security immediately.  In the notification, the Contractor must provide the Contractor personnel name(s), SSN, the type of charge(s), the court date, and, if available, the disposition of the, charges(s) .

(o)           Duration of Suitability Determination:

The Government must clear each Contractor employee, other than a guard, for suitability every five years.  The Government must clear each guard every two years.

(p)           Government Control:

The Government has full control over granting, denying, or withholding access to SSA facilities and for requiring the Contractor to remove personnel from performing under the contract.

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Following a successful pre-screening, the Government will usually permit Contractor personnel to work on the contract pending a final suitability determination.

Permitting a Contractor employee to work does not assure that a favorable final suitability determination will follow.  This permission to work or issuance of a favorable final suitability determination does not prevent, preclude, or bar the Government from withdrawing or terminating any such permission or suitability determination.

C-4.17            REMOVAL FROM DUTY

The Government* may request that the Contractor immediately remove any Contractor employee(s) from working on the contract should the Government determine that individuals are unfit to perform on the contract.  The Contractor must comply with these requests.  The Government’s determination of unfit may be made from, but not limited to, incidents involving the misconduct or delinquency as set forth below:

*The contracting officer (CO), with input from the Project Officer and cognizant Suitability Program Officer, will make all determinations regarding the removal of any employee(s).  In the event of a dispute, the CO will make the final determination.

a.             Violation of the Rules and Regulations Governing Public Buildings and Grounds, 41 Code of Federal Regulations 101-20.3. This includes any local, badging requirements.

b.             Neglect of duty, including sleeping while on duty, unreasonable delays or failure to carry out assigned tasks, conducting personal affairs during official time, and refusing to cooperate in upholding the integrity of SSA’s security program.

c.             Falsification or unlawful concealment, removal, mutilation, or destruction of any official documents or records, or concealment of material facts by willful omissions from official documents or records.

d.             Disorderly conduct, use of abusive or offensive language, quarreling, intimidation by words or actions, or fighting. Also, participating in disruptive activities, which interfere with the normal and efficient operations of the Government.

e.             Theft, vandalism, immoral conduct, or any other criminal actions.

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f.              Selling, consuming, possession of, or being under the influence of intoxicants, drugs, or substances which produce similar effects.

g.             Improper use of official authority or credentials.

h.             Unauthorized use of communications equipment or Government property.

i.              Misuse of weapon(s) or tools used in the performance of this contract.

j.              Unauthorized access to areas not required for the performance of the contract.

k.             Unauthorized access to employees’ personal property.

l.              Violation of security procedures or regulations.

m.            Prior determination by SSA or other Federal agency that a Contractor’s employee was unsuitable.

n.             Unauthorized access to, or disclosure of, agency programmatic or sensitive information, or IRS Tax Return information.

o.             Unauthorized access to an agency Automated Information System.

p.             Unauthorized access of information for personal gain, (including, but not limited to monetary gain) or with malicious intent.

q.             Not providing for the confidentiality of and disclosure and protection of information entrusted to them.  Contractor personnel are considered the same as Federal employees for the purposes of applying certain provisions of:

The Privacy Act of 1974,

The Tax Reform Act of 1976 and the Taxpayer Browsing Protection Act of 1997,

SSA regulation 1,

The Computer Fraud and Abuse Act of 1986, and

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Section 1106 of the Social Security Act.

*NOTE:  The Government will provide, in writing, specific reasons for removal of an employee to the Contractor.

C-4.18            PARKING

On-site parking is available for Contractor personnel.  Parking permits may be obtained by presenting a valid vehicle registration in the employee’s name.

C-4.19            DAMAGE OR LOSS TO CONTRACTOR’S PROPERTY

The Government will not be responsible in any way for damage to or loss of the Contractor’s equipment kept in or near the buildings; or the Contractor’s employees personal belongings brought onto Government premises; occasioned by fire; theft, accident or otherwise.

C-4.20            INSURANCE REQUIREMENTS

In accordance with the clause “INSURANCE–WORK ON A GOVERNMENT INSTALLATION” (JAN 1997), the Contractor shall maintain, at its expense, during the entire period of performance under this contract, the minimum insurance set forth below:

a.             Worker’s compensation insurance, or equivalent worker’s compensation coverage, as required or prescribed by law, with minimum employer liability limit of $100,000 for accidental bodily injury or death, or for occupational disease.

b.             Comprehensive general liability with minimum limit of $500,000 per accident for bodily injury and $50,000 per accident for property damage.

c.             Automobile liability – At least $200,000 per person and $500,000 per occurrence for bodily injury and $20,000 per occurrence for property damage.

The Contractor shall file with the Contracting Officer, within 10 Government workdays: 1) after the effective date of the contract; and 2) following the exercise of any option to extend the term of the contract, a certificate of insurance evidencing the above coverage.

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The policies evidencing required insurance shall contain an endorsement to the effect that any cancellation or any material change adversely affecting the Government’s interest shall not be effective (a) for such period as the laws of the State in which this contract is to be performed prescribe or (b) until 30 days after the insurer or the Contractor gives written notice to the contracting officer, whichever period is longer.

The Contractor warrants that such insurance coverage for all subcontractors who will work at any of the sites does or will exist before such subcontractor personnel enter the Government premises.

C-4.21            CONTRACT INSPECTORS

Contract inspectors are representatives of the Project Officer and are responsible for the day-to-day inspection and monitoring of the Contractor’s work. The responsibility of the contract inspector include, but are not limited to: inspecting the work to ensure compliance with the contract requirements; documenting through written inspection reports the results of all inspections conducted; following through to assure that all defects or omissions are corrected; conferring with representatives of the Contractor regarding any problems encountered in the performance of the work and generally assisting the Project Officer in carrying out his responsibilities.

C-4.22            CONTRACTOR UTILIZATION OF GOVERNMENT FACILITIES

While on Government premises, the Contractor shall comply with the rules, regulations and procedures governing the conduct of personnel and the operation of this facility.  The Contractor is also responsible for ensuring that all personnel working on Government premises are aware of the Occupant Emergency Program (OEP) and of the requirements for all persons to follow the instructions of Occupant Emergency Organization (OEO) personnel in evacuating the building when an alarm is activated. Contractor must ensure that employees who are unable to follow OEO personnel verbal instructions (non-English speaking employees, hearing impaired, etc.) have a Contractor employee designated to provide assistance in following evacuation procedures or that the appropriate OEO evacuation personnel is notified of the employees impairment, location, etc. to enable the OEO personnel to effectively evacuate the employee.

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C-4.23            INCLEMENT WEATHER AND/OR OTHER CONDITIONS WHICH AFFECT BUILDING CLOSURES

Contractor employees shall report for work if SSA is operating under normal working conditions and shall also report to work if SSA is closed for business due to inclement weather.

Conditions such as lack of heat, water, power outages, building renovations, etc. may warrant the facility to unexpectedly open late or close early.  In these situations, the Contractor employees shall report for work and the employees already working shall remain on the job and at their respective posts.

C-4.24            SECTION 8(a) DIRECT AWARD (APR 2001)

(a)           This contract is issued as a direct award between the Social Security Administration (SSA) and the 8(a) Contractor in accordance with the Partnership Agreement between the Small Business Administration (SBA) and SSA. SBA does retain responsibility for 8(a) certification, 8(a) eligibility determinations and related issues, and providing counseling and assistance to the 8(a) Contractor under the 8(a) Program. The cognizant SBA district office is :

U.S. Small Business Administration

Alabama District Office

ATTN:   Ms. Johnnie Beam

801 Tom Martin Drive, Suite 201

Birmingham, AL 35211

(b)           SSA is responsible for administering the contract, and taking action on behalf of the Government under the terms and conditions of the contract.  SSA must however give advance notice to SBA before SSA issues a final notice terminating performance, either in whole or in part, under the contract. SSA must coordinate with SBA before processing any novation agreement. SSA may assign contract administration functions to a contract administration office.

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(c)           The Contractor agrees:

(1)           To notify the Contracting Officer, simultaneous with the Contractor’s notification to SBA (as required by SBA’s 8(a) regulations), when the owner(s) upon whom 8(a) eligibility is based plan to relinquish ownership or control of the concern.  Consistent with 15 U.S.C. 637(a)(21), transfer of ownership or control must result in termination of the contract for convenience, unless SBA waives the requirement for termination before the Contractor actually relinquishes ownership and control.

(2)           That it will adhere to the requirements of 52.219-14, Limitations on Subcontracting.

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Section D – FAR Clause 52.212-5, Contract Terms and Conditions Required to Implement Statutes or Executive Orders – Commercial Items (MAY 2002)

(a) The Contractor shall comply with the following FAR clauses, which are incorporated in this contract by reference, to implement provisions of law or executive orders applicable to acquisitions of commercial items:

(1)           52.222-3, Convict Labor (E.O. 11755).

(2)           52.233-3, Protest after Award (31 U.S.C. 3553).

(b) The Contractor shall comply with the FAR clauses in this paragraph (b) that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items or components:

☒  (1) 52.203-6, Restrictions on Subcontractor Sales to the Government, with Alternate I (41 U.S.C. 253g and 10 U.S.C. 2402).

☐  (2) 52.219-3, Notice of Total HUBZone Small Business Set-Aside (Jan 1999).

☐  (3) 52.219-4, Notice of Price Evaluation Preference for HUBZone Small Business Concerns (Jan 1999)  (if the offeror elects to waive the preference, it shall so indicate in its offer).

☐  (4) (i) 52.219-5, Very Small Business Set-Aside (Pub. L. 103-403, section 304, Small Business Reauthorization and Amendments Act of 1994).

☐  (ii) Alternate I to 52.219-5.

☐  (iii) Alternate II to 52.219-5.

☒  (5) 52.219-8, Utilization of Small Business Concerns (15 U.S.C. 637 (d) (2) and (3)).

☐  (6) 52.219-9, Small Business Subcontracting Plan (15 U.S.C. 637 (d) (4)).

☒  (7) 52.219-14, Limitations on Subcontracting (15 U.S.C. 637 (a) (14)).

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☐  (8) (i) 52.219-23, Notice of Price Evaluation Adjustment for Small Disadvantaged Business Concerns (Pub. L. 103-355, section 7102, and 10 U.S.C. 2323) (if the offerer elects to waive the adjustment, it shall so indicate in its offer).

☐  (ii) Alternate I of 52-219-23.

☐  (9) 52.219-25, Small Disadvantaged Business Participation Program-Disadvantaged Status and Reporting (Pub. L. 103-355, section 7102, and 10 U.S.C. 2323).

☐  (10) 52.219-26, Small Disadvantaged Business Participation Program-Incentive Subcontracting (Pub. L. 103-355, section 7102, and 10 U.S.C. 2323).

☒  (11) 52.222-21, Prohibition of Segregated Facilities (Feb 1999)

☒  (12) 52.222-26, Equal Opportunity (E.O. 11246).

☒  (13) 52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (38 U.S.C. 4212)

☒  (14) 52.222-36, Affirmative Action for Workers with Disabilities (29 U.S.C. 793).

☒  (15) 52.222-37, Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (38 U.S.C. 4212).

☐  (16) 52.222-19, Child Labor-Cooperation with Authorities and Remedies (E.O. 13126).

☐  (17) (i) 52.223-9, Estimate of Percentage of Recovered Material Content for EPA-Designated Products (42 U.S.C. 6962(c) (3) (A) (ii)).

☐  (ii) Alternate I of 52.223-9 (42 U.S.C. 6962(i)(2)(C)).

☐  (18) 52.225-1, Buy American Act-Supplies (41 U.S.C. l0a - 10d).

☐  (19) (i) 52.225-3, Buy American Act-North American Free Trade Agreement - Israeli Trade Act (41 U.S.C. l0a - l0d, 19 U.S.C. 3301 note, 19 U.S.C. 2112 note).

☐  (ii) Alternate I of 52.225-3.

☐  (iii) Alternate II of 52.225-3.

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☐  (20)  52.225-5, Trade  Agreements  (19  U.S.C. 2501, et seq., 19  U.S.C. 3301  note).

☒  (21) 52.225-13, Restriction on Certain Foreign Purchases (E.O. 12722, 12724, 13059, 13067, 13121, and 13129).

☐  (22) 52.225-15, Sanctioned European Union Country End Products (E.O. 12849).

☒  (23) 52.225-16, Sanctioned European Union Country Services (E.O. 12849).

☐  (24) 52.232-33, Payment by Electronic Funds Transfer-Central Contractor Registration (31 U.S.C. 3332).

☒  (25) 52.232-34, Payment by Electronic Funds Transfer-Other than Central Contractor Registration (31 U.S.C. 3332).

☐  (26) 52.232-36, Payment by Third Party (31 U.S.C. 3332).

☐  (27) 52.239-1, Privacy or Security Safeguards (5 U.S.C.552a).

☐  (28) (i) 52.247-64, Preference for Privately Owned U.S.- Flag Commercial Vessels (46 U.S.C, 1241).

☐  (ii) Alternate I of 52.247-64.

(c)           The Contractor shall comply with the FAR clauses in this paragraph (c), applicable to commercial services, which the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or executive orders applicable to acquisitions of commercial items or components:

☒   (1) 52.222-41, Service Contract Act of 1965, As Amended (41 U.S.C. 351, et seq.).

☒  (2) 52.222-42, Statement of Equivalent Rates for Federal Hires (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).

In compliance with the Service Contract Act of 1965, as amended, and the regulations of the Secretary of Labor (29 CFR part 4), this clause identifies the classes of service employees expected to be employed under the contract and

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states the wages and fringe benefits payable to each if they were employed by the contracting agency subject to the provisions of 5 U.S.C. 5341 or 5332.

This Statement is for Information Only:

It is not a Wage Determination

Employee Class	Monetary Wage-Fringe Benefits
GUARD II	GS-9*

☒   (3) 52.222-43, Fair Labor Standards Act and Service Contract Act-Price Adjustment (Multiple Year and Option Contracts) (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).

☐   (4) 52.222-44, Fair Labor Standards Act and Service Contract Act-Price Adjustment (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).

☐   (5) 52.222-47, SCA Minimum Wages and Fringe Benefits Applicable to Successor Contract Pursuant to Predecessor Contractor Collective Bargaining Agreement (CBA) (41 U.S.C. 351, et seq.).

(d)           Comptroller General Examination of Record. The Contractor shall comply with the provisions of this paragraph (d) if this contract was awarded using other than sealed bid, is in excess of the simplified acquisition threshold, and does not contain the clause at 52.215-2, Audit and Records-Negotiation.

(1)           The Comptroller General of the United States, or an authorized representative of the Comptroller General, shall have access to and right to examine any of the Contractor’s directly pertinent records involving transactions related to this contract.

* Confidential portions omitted and filed separately with the Securities and Exchange Commission.

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(2)           The Contractor shall make available at its offices at all reasonable times the records, materials, and other evidence for examination, audit, or reproduction, until 3 years after final payment under this contract or for any shorter period specified in FAR Subpart 4.7, Contractor Records Retention, of the other clauses of this contract. If this contract is completely or partially terminated, the records relating to the work terminated shall be made available for 3 years after any resulting final termination settlement. Records relating to appeals under the disputes clause or to litigation or the settlement of claims arising under or relating to this contract shall be made available until such appeals, litigation, or claims are finally resolved.

(3)           As used in this clause, records include books, documents, accounting procedures and practices, and other data, regardless of type and regardless of form. This does not require the Contractor to create or maintain any record that the Contractor does not maintain in the ordinary course of business or pursuant to a provision of law.

(e)           Notwithstanding the requirements of the clauses in paragraphs (a),(b),(c) or (d) of this clause, the Contractor is not required to include any FAR clause, other than those listed below (and as may be required by an addenda to this paragraph to establish the reasonableness of prices under Part 15), in a subcontract for commercial items or commercial components-

(1)           52.222-26, Equal Opportunity (E.O. 11246);

(2)           52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (38 U.S.C. 4212);

(3)           52.222-36, Affirmative Action for Workers with Disabilities (29 U.S.C. 793);

(4)           552.247-64, Preference for Privately-Owned U.S. Flag Commercial Vessels (16 U.S.C. 1241) (flow down not required for subcontracts awarded beginning May 1, 1996); and

(5)           52.222-41, Service Contract Act of 1965, As Amended (41 U.S.C. 351, et seq.).

* Confidential portions omitted and filed separately with the Securities and Exchange Commission.

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PART III – CONTRACT DOCUMENTS, EXHIBITS AND/OR ATTACHMENTS Section E – Contract Documents, Exhibits and/or Attachments

SECTION E – LIST OF EXHIBITS

E-l	PERFORMANCE REQUIREMENTS SUMMARY

E-2	QUALITY ASSURANCE PLAN

E-3	POST HOURS AND LOCATION

E-4	DESCRIPTION OF TRAINING TO BE PROVIDED BY THE GOVERNMENT

E-5	DESCRIPTION OF TRAINING TO BE PROVIDED BY THE CONTRACTOR

E-6	SUPERVISORY TRAINING TO BE PROVIDED BY THE CONTRACTOR

E-7	CONTRACT GUARD INFORMATION MANUAL

E-8	KEY PERSONNEL RESUME

E-9	CONTRACTOR PERFORMANCE REVIEW

E-10	STATEMENT OF PERSONAL HISTORY, FORM GSA 176

E-11	GSA FORM FD-258

E-12	OPTIONAL FORM 306

E-13	FAIR CREDIT REPORTING ACT (FCRA)

E-14	GSA FORM 139

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E-15	GSA Form 3155

E-16	WAGE DETERMINATION NO. 1994-2003, REV. 20, DATED 05/28/2002

E-17	SSA Form 4072, Contract Guard Duty Register

E-18	SSA Form 4077, Building Service Contractor Work Report

E-19	SSA Form 31143-U4, Incident Alert

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT	1. CONTRACT ID CODE

2. AMENDMENT/MODIFICATION NO.	3. EFFECTIVE DATE	4. REQUISITION/PURCHASE REQ.NO.	5. PROJECT NO. (If applicable)
000003	01/01/2004	5420-04-0107

6. ISSUED BY	CODE	00600	7. ADMINISTERED BY (If other than item 5)	CODE	DWADHAMS

Social Security Administration	DONALD WADHAMS
Office of Acquisition and Grants	(410) 965-1284.
1710 Gwynn Oak Avenue
Baltimore MD 21207

8. NAME AND ADDRESS OF CONTRACTOR (No., street, county, State and ZIP Code)	☒	9A. AMENDMENT OF SOLICITATION NO.

PARAGON SYSTEMS INCORPORATED
ATTN CHARLES KEATHLEY	9B. DATED (SEE ITEM 11)
3317 TRIANA BOULEVARD SW

HUNTSVILLE	AL 35805	☒	10A. MODIFICATION OF CONTRACT/ORDER NO. 0600-03-60012

10B. DATED (SEE ITEM 13)
CODE	2055337598	FACILITY CODE	12/24/2002

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐	The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers	☐ is extended.	☐ is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods: (a) By completing Items 8 and 15, and returning                                copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment number. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required.)	Net Increase $*
4005413/2004/2541/2848704/5420-04/0107

13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS, IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

☒	A.	THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

B.

THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).

C.	THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO THE AUTHORITY OF:

D.	OTHER (Specify type of modification and authority)
☒	Exercise Option - FAR 52.217-9 Option to Extend the Term of the Contract

E. IMPORTANT:	Contractor	☒ is not	☐ is required to sign this document and return copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

Tax ID Number: 630937443

The above referenced contract for Armed Guard Services at SEPSC is hereby modified to: Exercise Option Period I thereby extending the performance period through December 31, 2004; fund the period from January 1, 2004 through January 31, 2004; and incorporate the most current Department of Labor General Wage Rate determination for the Birmingham area.

PRICING FOR OPTION YEAR I (1/1/04 - 12/31/04) remains as specified in the contract schedule until such time as a service contract act adjustment in accordance with FAR Clause
52.223-43 Fair Labor Standards Act and Service Contract Act-Price Adjustment (Multiple Year and Option Contracts) is negotiated and an appropriate contract modifiation is executed.

Continued …
Except as provided herein, all Items and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect

15A. NAME AND TITLE OF SIGNER (Type or print)	16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print)

DONALD WADHAMS
15B. CONTRACTOR/OFFEROR	15C. DATE SIGNED	16B. UNITED STATES OF AMERICA	16C. DATE SIGNED

/s/ Donald Wadhams	12/23/2003
(Signature of person authorized to sign)	(Signature of Contracting Officer)

7540-01-152-8070	STANDARD FORM 30 (REV 10:?3)
[ILLEGIBLE] edition unusable	Prescribed by GSA
FAR (48 CFR) 53 243

* Confidential portions omitted and filed separately with the Securities and Exchange Commission.

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED
0600-03-60012/000003

NAME OF OFFEROR OR CONTRACTOR
PARAGON SYSTEMS INCORPORATED

ITEM NO.	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUT
(A)	(B)	(C)	(D)	(E)	(F)

	FOB: Destination
	Discount Terms:
	Net 30
	Period of Performance: 01/01/2004 to 12/31/2004
	Delivery Location Code: 0025A
	Social Security Administration
	Fiscal & Building Management
	Southeastern PSC
	2001 12th Avenue North
	Birmingham AL 35285

0006	Basic Guard Services (Item A-2)	1.00	MO	*	*
	Obligated Amount: $*

0007	Additional Services: Supervisory	100.00	HR	*	*
	Obligated Amount: $*
	Supr. hrs @* hrs M-F, 80 hrs Sat & Sun

0008	Additional Services: Non-Supervisory	100.00	HR	*	*
	Obligated Amount: $*
	Non-Supr. hrs @ $* 20 hrs M-F, 80 hrs Sat & Sun

	Vendor:
	Paragon Systems, Inc.
	3317 Triana Boulevard SW
	Huntsville, AL 35805
	FY 04 FUNDING FOR OPTION YEAR IV IS HEREBY PROVIDED AS FOLLOWS:

	As a result of this modification, the contract is funded in the amount of $*.

	Total funding provided to date is as follows:

	Base Year (1/1/03 - 12/31/03): $*
	Option Year I (1/1/04 - 12/31/04): $*
	Total Contract: $*

	As a result of this modification, the total contract value increases from $* by $* to $*.

	Continued …

				OPTIONAL FORM 336 (4-?5)
				Sponsored by GSA
				FAR (48 CFR) 53 110

* Confidential portions omitted and filed separately with the Securities and Exchange Commission.

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED
0600-03-60012/000003

NAME OF OFFEROR OR CONTRACTOR
PARAGON SYSTEMS INCORPORATED

ITEM NO.	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUT
(A)	(B)	(C)	(D)	(E)	(F)
This modification incorporates attached Department of Labor Wage Rate Determination 1994-2003, Revision 22 dated 08/11/2003.

52.232-19 AVAILABILITY OF FUNDS FOR THE NEXT FIXCAL YEAR (APR 1984)

Funds are not presently available for performance under this contract beyond January 31, 2004. The Government’s obligation for performance of this contract beyond that date is contingent upon the availability of appropriated funds from which payment for contract purposes can be made. No legal liability on the part of the Government for any payment may arise for performance under this contract beyond January 31, 2004 until funds are made available to the Contracting Officer for performance and until the Contractor receives notice of availability, to be confirmed in writing by the Contracting Officer.

OPTIONAL FORM 336 (4-?5)
Sponsored by GSA
FAR (48 CFR) 53 110